                                OPTION AGREEMENT

                                     between

                            COLONY INSURANCE COMPANY
                                    as Seller

                                       and

                         FORT WASHINGTON HOLDINGS, INC.
                                    as Buyer






                          Dated as of December 31, 1996

                               OPTION AGREEMENT


      OPTION AGREEMENT, dated as of December 31, 1996, between COLONY INSURANCE COMPANY, a Virginia corporation ("Seller"), and FORT WASHINGTON HOLDINGS, INC., a Pennsylvania corporation ("Buyer").

                                   RECITALS

      WHEREAS, Seller owns, beneficially and of record, 1,500 shares of common stock, $1,000 par value per share, (the "Hamilton Common Stock"), of Hamilton Insurance Company, a Virginia corporation (the "Company"), constituting 100% of all of the issued and outstanding shares of Hamilton Common Stock; and

      WHEREAS, Seller desires to grant an option, and Buyer desires to acquire an option, to purchase all of the outstanding capital stock of the Company.

      NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed that:


                                   ARTICLE I

                                  DEFINITIONS


      When used in this Agreement, the following terms shall have the meanings specified:

      1.1 "Affiliate" shall mean, with respect to a specified person or entity, another person or entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person or entity specified.

      1.2 "Agreement" shall mean this Option Agreement, together with the Exhibits and Schedules attached hereto and the Disclosure Schedules, as the same may be amended from time to time in accordance with the terms hereof.

      1.3 "Basket" shall have the meaning set forth in Section 10.4.

      1.4 "Business Day" shall mean any day except a Saturday, Sunday or any day on which United States chartered banking institutions are required by Law to close.

      1.5   "Buyer" shall mean Fort Washington Holdings, Inc.

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      1.6 "Buyer's Closing Certificate" shall mean the certificate of an officer of Buyer, dated as of the Closing Date, with respect to Section 7.1, Section 7.4 and the authorizing resolutions of the Board of Directors of Buyer.

      1.7 "Cap" shall have the meaning set forth in Section 10.4.

      1.8 "Closing" shall mean the closing of the transactions contemplated by this Agreement as provided in Section 2.3.

      1.9 "Closing Date" shall mean the first to occur of March 31, June 30, September 30, or December 31, which follows by at least fifteen (15) days the receipt of the last regulatory approval necessary for Closing to occur, or such other date as is mutually agreed to by Buyer and Seller.

      1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      1.11 "Commissioner" shall mean the Virginia Insurance Commissioner, his/her predecessors and successors.

      1.12 "Company" shall mean Hamilton Insurance Company, a Virginia corporation.

      1.13 "Company Annual Statements" shall mean the annual statements filed by the Company on the NAIC prescribed convention blank for each of the years ended December 31, 1994 and 1995, and, if the Option is exercised after March 1, 1997, for the year ended December 31, 1996, filed with the Department pursuant to the Virginia Insurance Law (including management's discussion and analysis and the supporting memorandum to the actuarial opinions given in connection with such Company Annual Statements.

      1.14 "Company Quarterly Statements" shall mean the quarterly statements of the Company for the three-month periods ended March 31, 1996, June 30, 1996, and September 30, 1996, filed with the Department pursuant to the Virginia Insurance Law.

      1.15 "Company Statutory Statements" shall mean, collectively, the Company Annual Statements and the Company Quarterly Statements.

      1.16 "Contracts" shall have the meaning set forth in Section 3.19.

      1.17 "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

      1.18 "Department" shall mean the Virginia Insurance Department.

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      1.19 "Disclosure Schedule of Buyer" shall mean the disclosure schedule, dated the date hereof, furnished by Buyer to Seller and containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

      1.20 "Disclosure Schedule of Seller" shall mean the disclosure schedule, dated the date hereof, furnished by Seller to Buyer and containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

      1.21 "Employee Plans" shall mean any employee benefit plans of the Company and the ERISA Affiliates, which shall include without limitation any contract, agreement, loan or arrangement which is an "employee benefit plan," as defined in Section 3(3) of ERISA.

      1.22 "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

      1.23 "ERISA Affiliate" shall mean each trade or business, whether or not incorporated, which with the Company is treated as a single employer under Code
Section 414(b), (c), (m) or (o).

      1.24 "Hamilton Common Stock" shall mean the common stock, $1,000 par value, of the Company.

      1.25 "Indemnity Claim" shall have the meaning set forth in Section 9.5.

      1.26 "Intellectual Property" shall have the meaning set forth in Section 3.23(a).

      1.27 "Law" shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations, permits, licenses and orders promulgated thereunder.


      1.28 "Lien" shall mean any lien, pledge, charge, security interest, encumbrance, title retention agreement, restriction, advance, claim or option.

      1.29 "Material Adverse Effect" shall mean (a) with respect to the Company, reasonably likely to have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise) or affairs of the Company, (b) with respect to Seller, reasonably likely to have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise) or affairs of Seller, and (c) with respect to Buyer, reasonably likely to have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise) or affairs of Buyer.

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      1.30 "Non-Compete and Non-Solicitation Agreement" shall mean the agreement between Buyer and Rockwood Casualty Insurance Company, Colony Insurance Company and Front Royal Insurance Company dated as of the Closing Date in the form of Exhibit A.

      1.31 "Opinion of Buyer's Counsel" shall mean the opinion of Dilworth, Paxson, Kalish & Kauffman LLP, counsel to Buyer, in form and substance reasonably acceptable to Seller.

      1.32 "Opinion of Seller's Counsel" shall mean the opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to Seller, in form and substance reasonably acceptable to Buyer.

      1.33 "Option" shall have the meaning set forth in Section 2.1.

      1.34 "Option Period" shall have the meaning set forth in Section 2.3.

      1.35 "Pension Plan" shall have the meaning set forth in Section 3.22.

      1.36 "Permits" shall mean all licenses, permits and other governmental authorizations, registrations and approvals required to conduct the business of the Company.

      1.37 "Permitted Lien" shall mean any lien described in the Disclosure Schedule of Seller.

      1.38 "Purchased Stock" shall have the meaning set forth in Section 2.1.

      1.39 "Purchase Price" shall have the meaning set forth in Section 2.2 hereof.

      1.40 "Reserves" as at any date with respect to the Company shall mean the loss, loss adjustment and unearned premium reserves and other similar amounts with respect to losses, claims, discounts and expenses in connection with the Company's insurance business.


      1.41 "SAP" shall mean statutory accounting practices required, prescribed or permitted by the Commissioner, consistently applied throughout the specified period and in the comparable period in the immediately preceding year.

      1.42 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      1.43  "Seller" shall mean Colony Insurance Company.

      1.44 "Seller's Closing Certificate" shall mean the certificate of an officer of Seller, dated as of the Closing

Date, with respect to Section 6.1, Section 6.4 and the authorizing resolutions of the Board of Directors of Seller.

      1.45 "Subsidiary" of any person or entity shall mean any corporation or other business entity a majority of the voting stock (or other beneficial interests) of which, entitled to vote for the election of directors (or their counterparts), is owned by such person or entity or a Subsidiary of such person or entity.

      1.46 "Surplus" shall mean the statutory surplus of the Company determined in accordance with SAP.

      1.47 "Surplus Certificate" shall mean, collectively, (i) the certificate from Seller, and (ii) the certificate from the chief financial officer of the Company, in each case certifying that as of the Closing Date, the Surplus of the Company is equal to or greater than Four Million Dollars ($4,000,000.00).

    1.48 "Tax Losses" shall mean any taxes, interest, penalties and other amounts required to be paid to any federal, state or local taxing authority by the Company on account of or arising out of any periods ending on or prior to the Closing Date (including any liability that may be imposed on the Company by reason of it being a member of a group that filed a federal consolidated tax return or any combined, unitary or consolidated state or local tax return), net of any federal or state income tax benefit realized or the then-present value (based on a discount rate of 5%) of any such income tax benefit to be realized by the Company by reason of the facts and circumstances giving rise to the indemnification pursuant to Article IX (e.g. deductions disallowed for a period ending on or prior to the Closing Date that are allowed after the Closing Date), except (i) to the extent the same have been reserved for in the Company Annual Statements, in the Company Quarterly Statements or, with respect to any period ending after September 30, 1996, the internal financial statements of the Company, as disclosed to Buyer, and (ii) with respect to interest payments, only the after tax costs of such interest shall be included in computing Tax Losses.

      1.49 "Virginia Insurance Law" shall mean all of the statutes and regulations of the State of Virginia applicable to insurance companies, as in effect on the Closing Date.


      Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include the other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement, (d) the terms "ARTICLE" or "Section" refer to the specified ARTICLE or Section of this Agreement, (e) the phrase "in the ordinary course of business and consistent with past practice" refers to the business, operations, affairs, and practice of the Company consistent with past practices of such business, operations, and affairs, (f) the term "including" and other forms of such term, with respect to any matter or thing, means "including but not limited to" such matter or thing, (g) all reference to "dollars" or "$" refer to currency of the United States of America, and (h) any undefined term in this Agreement shall have the meaning customarily ascribed to it by the casualty insurance industry.


                                  ARTICLE II

                           OPTION TO PURCHASE STOCK

      2.1 Grant of Option. In consideration of the payment by Buyer of Ten Thousand Dollars ($10,000.00) in cash, receipt of which is hereby acknowledged by Seller, Seller hereby grants to Buyer the exclusive and irrevocable option (the "Option") to acquire, upon the terms and subject to the conditions set forth in this Agreement, 1,500 shares of Hamilton Common Stock, constituting 100% of the issued and outstanding shares of Hamilton Common Stock (the "Purchased Stock").

      2.2 Purchase Price and Payment Terms. (a) The consideration for the Purchased Stock (the "Purchase Price") shall be a total sum payable in cash equal to Four Million Five Hundred Thousand Dollars ($4,500,000.00) (the "Cash Payment").

      2.3 Exercise of Option. (a) The Option may be exercised by Buyer at any time during the period commencing on the date hereof and expiring at 5:00 p.m. Philadelphia time on June 30, 1997 (the "Option Period"), by giving at least ten
(10) days' notice thereof to Seller in the manner and at the address set forth in Section 12.6 below. Within fifteen (15) days of such exercise, Buyer shall file any necessary applications for regulatory approval. Buyer and Seller shall each use their best efforts to obtain promtly any such regulatory approvals. Thereupon, on the Closing Date, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall acquire from Seller, all of the Purchased Stock upon the terms and subject to the conditions set forth in this Agreement.

      (b) The notice of the exercise of the Option must be accompanied by a deposit (the "Deposit") in the amount of One Hundred Thousand Dollars ($100,000)

delivered to Seller in immediately available funds. Seller shall hold the Deposit in a segregated, interest-bearing account. Any interest earned shall follow principal. The Deposit shall not be refundable except if any of the applicable regulatory authorities (i) deliver final written disapproval of the transactions contemplated hereby, or (ii) fail to approve such transactions on or before December 16, 1997.

      2.4 Closing. (a) The Closing will take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, at 10:00 a.m., local time, on the Closing Date.

      (b) At the Closing, Buyer shall deliver or cause to be delivered the Cash Payment by wire transfer of immediately available funds to an account or accounts designated by Seller.

      (c) At the Closing, Seller shall deliver one or more certificates representing 1,500 shares of Hamilton Common Stock, constituting 100% of the issued and outstanding shares of Hamilton Common Stock, accompanied by stock powers duly endorsed in blank, with all required transfer taxes or stamps paid for or affixed thereto, free and clear of all Liens;


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Buyer as follows:

      3.1 Organization and Good Standing. (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia.

      (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia. The Company has all requisite corporate power and authority to conduct its business as currently conducted and to own or lease and to operate its properties. The Company is duly qualified or admitted to do business and is in good standing as a foreign corporation in all jurisdictions in which the ownership, use or leasing of its assets or properties or the conduct or nature of its business makes such qualification or admission necessary, except where the failure to be so qualified would not have a Material Adverse Effect with respect to the Company.

      3.2 Authority, Validity and Enforceability. Seller has full corporate power and authority to execute, deliver and perform its obligations and to consummate the transactions required of it under this Agreement. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Seller. No other action or proceeding on the part of

Seller is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid, legal and binding obligation of Seller, enforceable in accordance with its terms.

      3.3 No Violation or Breach. The execution, delivery and performance by Seller of this Agreement does not, and the consummation of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both):

            (a) violate or require any consent or approval under any provision of the certificate of incorporation or bylaws of Seller or the Company; or

            (b) except as set forth on Schedule 3.3 of the Disclosure Schedule of Seller, violate or result in a default of, or require any consent or approval under any judgment, settlement, consent, injunction, decree, order or ruling of any court or governmental authority, to which Seller or the Company is a party or is otherwise subject; or

            (c) result in any Lien upon any properties, assets, business or agreements of Seller or the Company howsoever arising, except for such Liens which would not have a Material Adverse Effect with respect to either Seller or the Company.

            (d) except as set forth in Section 3.9, violate or result in a default of, or require any consent or approval under, or result in the termination of or loss of any right (including any right of acceleration, termination or cancellation) in or with respect to, any Contract or Permit, except for such violations or breaches which would not have a Material Adverse Effect with respect to either Seller or the Company; or

      3.4 Title to Shares. (a) The Purchased Stock consists of 1,500 issued and outstanding shares of Hamilton Common Stock owned beneficially and of record by Seller, free and clear of any Liens. All of such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

      (b) Upon delivery to Buyer of certificates representing the Hamilton Common Stock, Buyer will acquire good and valid title to the Hamilton Common Stock, free and clear of all Liens other than (a) Liens that arise solely as a result of Buyer's actions and (b) restrictions on transferability generally imposed on transfers of securities by federal and state securities laws and state insurance laws.

      3.5 Net Worth. Upon consummation of the transactions contemplated hereby, the "present fair saleable value" of the assets of Seller as of the Closing Date shall be greater than the amount of all "liabilities, contingent or otherwise," of Seller as of the Closing Date, as such terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

      3.6 Licenses and Permits. The Company has all Permits required in each of the jurisdictions listed on Schedule 3.6 of the Disclosure Schedule of Seller to engage in the business of writing insurance policies of the type specified on such Schedule 3.6 except for such Permits, the absence, expiration or invalidity of which, individually or in the aggregate, does not have a Material Adverse Effect with respect to the Company. The Company is duly licensed and qualified to transact those lines of insurance business in those states and jurisdictions listed on such Schedule 3.6. Except as set forth on such Schedule 3.6, all such Permits are owned by the Company, are in full force and effect and none of the Company or Seller has received any notice of any event, inquiry, investigation or proceeding that could result in a penalty or fine in excess of $25,000.00, singly or in the aggregate, or in the suspension, revocation or limitation on any such Permit, and to the knowledge of Seller, there is no basis for any such fine, penalty, suspension, revocation or limitation. The Company possesses the minimum statutory capital and surplus as required by each such jurisdiction for the type of insurance written by the Company in each jurisdiction set forth on such Schedule 3.6.

      3.7 Capitalization. (a) The authorized capital stock of the Company consists of 1,500 shares of capital stock, $1,000 par value, all of which are designated Hamilton Common Stock. All shares of Hamilton Common Stock are issued and outstanding. All of the outstanding Hamilton Common Stock is owned of record and beneficially by Seller, free and clear of any Liens except for the Lien created pursuant to this Agreement. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

      (b) There are no outstanding securities, rights (pre-emptive or other), subscriptions, calls, warrants, options, or other agreements (except for this Agreement) that give any person or entity the right to (i) purchase or otherwise receive or be issued any shares of capital stock of the Company (or any interest therein) or any security convertible into or exchangeable for any shares of capital stock of any of the Company (or any interest therein), (ii) receive any dividend, voting or ownership rights similar to those accruing to a holder of shares of capital stock of the Company, or (iii) participate in the equity, income or election of directors or officers of the Company. Except as set forth in Schedule 3.7 of the Disclosure Schedule of Seller, there are no proxies, voting trusts or other agreements or understandings to which either Seller is a party with respect to the voting of any of the Purchased Stock.

      3.8   Subsidiaries.  The Company has no Subsidiaries.

      3.9 Consents. Except as set forth in Schedule 3.9 of the Disclosure Schedule of Seller, no consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority, is required to be obtained or made, and no consent of any third party is required to be obtained, by Seller or the Company in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

      3.10 Statutory Statements. Seller has delivered to Buyer (a) the Statutory Statements and (b) any annual statutory statements of the Company that were filed for the year ended December 31, 1995 in any jurisdiction (other than Virginia) and which differ from the Annual Statutory Statement for the year ended December 31, 1995. Each such Statutory Statement (i) complied in all material respects with all applicable laws when so filed, (ii) was prepared in accordance with SAP, and (iii) presents fairly in all material respects the financial position of the Company as of the respective dates thereof and the related summary of operations and changes in capital and surplus and in cash flows of the Company for and during the respective periods covered thereby. No material deficiency has been asserted by any insurance regulatory authority with respect to any such Statutory Statement.

      3.11 Insurance Regulatory Filings. (a) To the best knowledge of Seller, since January 1, 1991 through and including December 31, 1994 (the "1991-1994 Period"), the Company has filed or otherwise provided all reports, data, other information and applications required to be filed or otherwise provided to the Department and all other federal, state or local governmental authorities with jurisdiction over the Company except where the failure to file would not have a Material Adverse Effect with respect to the Company. Seller has made available to Buyer copies of all reports of examinations (whether financial, market conduct or other) issued by the Department and all other state insurance regulatory authorities in respect of the Company received, to the best knowledge of Seller, during the 1991-1994 Period. Except as set forth on Schedule 3.11 of the Disclosure Schedule of Seller, no deficiencies material to the financial condition, operations or prospects of the Company has been asserted by the Department or any other state insurance regulatory authority with respect to any reports or filings made on behalf of the Company, to the best knowledge of Seller, in the 1991-1994 Period. Seller has made available to Buyer copies of all written responses submitted on behalf of the Company, to the best knowledge of Seller, in the 1991-1994 Period, in respect of any report of examination (whether financial, market conduct or other) of the Company by the Department or any other state regulatory authority.

      (b) Since January 1, 1995 (the "Ownership Period"), the Company has filed or otherwise provided all reports, data, other information and applications required to be filed or otherwise provided to the Department and all other federal, state or local governmental authorities with jurisdiction over the

Company except where the failure to file would not have a Material Adverse Effect with respect to the Company. Seller has made available to Buyer copies of all reports of examinations (whether financial, market conduct or other) issued by the Department and all other state insurance regulatory authorities in respect of the Company received during the Ownership Period. Except as set forth on Schedule 3.11 of the Disclosure Schedule of Seller, no deficiencies material to the financial condition, operations or prospects of the Company has been asserted by the Department or any other state insurance regulatory authority with respect to any reports or filings made on behalf of the Company in the Ownership Period. Seller has made available to Buyer copies of all written responses submitted on behalf of the Company in the Ownership Period, in respect of any report of examination (whether financial, market conduct or other) of the Company by the Department or any other state regulatory authority.

      (c) Seller has made available to Buyer all files of the Company relating to correspondence with the Department or any other insurance regulatory authority.

      3.12 Insurance Issued. Except as required by Law or except as disclosed in
Schedule 3.12 of the Disclosure Schedule of Seller:

            (a) All outstanding insurance Contracts issued, reinsured or underwritten by the Company (i) in the period prior to January 1, 1995 (the "Pre-Ownership Period") are, to the best knowledge of Seller, and
      (ii) in the Ownership Period are, to the extent required under applicable laws, on forms and at rates approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection.

            (b) All insurance contract benefits payable by the Company or, to the best knowledge of Seller, by any other person or entity that is a party to or bound by any reinsurance or other similar Contract with the Company (i) with respect to any such Contracts issued in the Pre-Ownership Period have, to the best knowledge of Seller, and (ii) with respect to any such Contracts issued in the Ownership Period, have in all material respects been paid in accordance with the terms of the insurance Contracts under which they arose, except for such benefits for which the Company believes there is a reasonable basis to contest payment.

            (c) No outstanding insurance Contract issued, reinsured or underwritten by the Company entitles the holder thereof or any other person or entity to receive stock dividends, distributions or other benefits based on the revenues or earnings of the Company or any other person or entity, except for policyholder dividends paid in the ordinary course of business.

            (d) To the best knowledge of Seller, all amounts to which the Company is entitled under reinsurance or other similar Contracts (including without limitation amounts based on paid and unpaid losses) are collectible in the ordinary course of business.

            (e) To the best knowledge of Seller, each insurance agent, at the time such agent wrote, sold, or produced business for the Company, was duly licensed as an insurance agent (for the type of business written, sold, or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold, or produced such business for the Company.

      3.13 Transactions with Interested Persons. Except as disclosed in Schedule
3.13 of the Disclosure Schedule of Seller, no officer or director of Seller or any of its Affiliates or the Company owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company or any person or entity which has a contract or arrangement with any of the Companies.
Schedule 3.13 of the Disclosure Schedule of Seller lists or describes all contracts between either Seller or any of its Affiliates and the Company and all services provided by Seller or any of its Affiliates to the Company.

      3.14 Reinsurance Policies. Set forth in Schedule 3.14 of the Disclosure Schedule of Seller is a complete and accurate list of all reinsurance contracts and treaties under which the Company has ceded or assumed reinsurance obligations and the cost and terms and the expiration date of each such contract or treaty. Such Schedule 3.14 specifies whether any such contract or treaty has been commuted or has lapsed. Each contract and treaty set forth on such Schedule
3.14 (or required to be set forth on such Schedule 3.14) will not be terminated or otherwise adversely affected as a result of the transactions contemplated hereby. Except as set forth on such Schedule 3.14, each such contract or treaty is in full force and effect, and any such contract or treaty under which the Company cedes reinsurance obligations is qualified under all Laws applicable to reinsurance policies and treaties to receive the statutory credit assigned to such contract or treaty in the Statutory Statements at the time such Statutory Statements were prepared. During the Ownership Period or, to the best knowledge of Seller, during the Pre-Ownership Period, the Company has not violated any of the terms and conditions of any such policies and treaties and, to the best knowledge of Seller, all of the covenants to be performed by any other party under any such policy and treaties were negotiated with independent third parties in good faith at arm's length, other than any such policies or treaties among the Company and its Affiliates as listed on such Schedule 3.14.

      3.15 Litigation. Except as set forth on Schedule 3.15 of the Disclosure Schedule of Seller, and except for claims made under or in connection with insurance policies issued by the Company:

            (a) there is no action, proceeding, investigation or claim pending or, to the Seller's knowledge, threatened against or affecting the Company or its assets before any court or governmental or regulatory authority or body that, if adversely determined, would have a Material Adverse Effect with respect to the Company or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or in connection with the purchase and sale of the Purchased Stock.


            (b) to the best knowledge of Seller, there is no state of facts and there has occurred no event or group of related events, that would form the basis of any claim against the Company for liability in connection with the performance of the Contracts or the conduct of its business that, if adversely determined, would have a Material Adverse Effect with respect to the Company or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or in connection with the purchase and sale of the Purchased Stock.

Except as set forth on Schedule 3.15 of the Disclosure Schedule of Seller, with respect to claims made against the Company under or in connection with insurance policies issued by the Company, there are no claims as to which liability in excess of applicable coverage limits has been asserted against the Company including, without limitation, claims for bad faith or for punitive damages.

      3.16 No Brokers. Other than counsel, Seller and the Company have not employed any finder, broker, agent or other intermediary in connection with the negotiation of this Agreement or the consummation of any of the transactions contemplated hereby.

      3.17 Absence of Certain Changes. Except as set forth on Schedule 3.17 of the Disclosure Schedule of Seller, since September 30, 1996, the Company has not:

            (a) issued, sold or delivered or agreed to issue, sell or deliver any shares of its capital stock or any options, warrants or rights to acquire any such capital stock, or securities convertible into or exchangeable for such capital stock except for the transactions contemplated by this Agreement;

            (b) incurred any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) other than obligations and liabilities incurred in the ordinary course of business and obligations and liabilities under the Contracts;

            (c) mortgaged, pledged or subjected to any Lien any of its assets, tangible or intangible;

            (d) acquired or disposed of any assets or properties, or entered into any agreement or other arrangement for any such acquisition or disposition except in the ordinary course of business;

            (e) declared, made, paid or set apart any sum for any dividend or other distribution to its shareholders or purchased or redeemed any shares of its capital stock or any option, warrant or right to purchase any such capital stock, or reclassified its capital stock;

            (f) entered into any employment agreement;


            (g) forgiven or cancelled any debts or claims or waived any rights of material value;

            (h) conducted its business other than in the ordinary course of business, except the Contracts;

            (i) granted any rights or licenses under any of its trade names or entered into general agency arrangements;

            (j) formed any Subsidiaries;

            (k) changed any method of accounting or accounting practice or policy in any material respect other than as required by SAP or applicable Law;

            (l) been sued or, to the best knowledge of Seller, threatened with any suit by any former employee;

            (m) suffered or experienced any change in relations with or material loss of any customers; or

            (n) agreed to take any action described in clauses (a) through (n).

      3.18 Taxes.(a) The Company is a member of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Front Royal, Inc. is the common parent, such affiliated group files a consolidated federal income tax return, and except as a member of an affiliated group within the meaning of Section 1504(a) of the Code, of which Figgie International, Inc. was the common parent, the Company has never filed a consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group; provided that with respect to the Pre-Ownership Period, the foregoing is to the best knowledge of Seller and with respect to the Ownership Period, the foregoing is without such limitation. The Company has filed or caused to be filed or (in the case of returns or reports not yet due) will file all tax returns and reports required to have been filed by or for it on or before the due date thereof (including extensions) that is on or before the Closing Date, and all material information set forth in such returns or reports is or (in the case of returns or reports not yet filed) will be accurate and complete. The Company has paid or made adequate provision for or (with respect to returns or reports not yet filed) will make adequate provision for all taxes, additions to tax, penalties and interest for periods covered by those returns or reports. The Company is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable tax information reporting and tax withholding requirements under federal, state, local, and foreign laws, rules, and regulations, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

      (b) The Company has collected or withheld all amounts required to be collected or withheld by it for any taxes, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due. The balance sheets contained in the Statutory Statements fully and properly reflect, as of their dates, the liabilities of the Company for all accrued taxes, additions to tax, penalties, and interest. Except as disclosed on Schedule 3.18 of the Disclosure Schedule of Seller, there are no due but unpaid taxes, additions to tax, penalties, or interest payable by the Company or any other person that (i) are or could become a Lien on any asset, or otherwise adversely affect the business, properties, or financial condition, of the Company or (ii) could cause Buyer to incur any liability.

      (c) Schedule 3.18 of the Disclosure Schedule of Seller describes all tax elections, consents, and agreements made by or affecting the Company, lists all types of taxes paid and returns filed by or on behalf of the Company, and expressly indicates each tax with respect to which the Company is or has been included in a consolidated, unitary, or combined return. Except as disclosed on such Schedule 3.18, the Company has not granted (or is subject to) any waiver of the period of limitations for the assessment of tax for any currently open taxable period, and no unpaid tax deficiency has been asserted against or with respect to the Company by any taxing authority.

      (d) The Company has not made or entered into, nor holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder. None of the assets of the Company is or will be required to be treated as being owned by any person (other than such Company) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Code, and the rules and regulations thereunder.

Except as disclosed on such Schedule 3.18, the Company is not required to include in income any amount for an adjustment pursuant to Section 481 of the Code.

      (e) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company by reason of Section 280G of the Code.

      3.19 Contracts. The Company is not a party to or bound by any agreements, contracts and commitments, written or oral, including, without limitation, equipment lease obligations and licenses for software used by the Company (collectively, the "Contracts"), excluding: (i) any of the foregoing listed on
Schedule 3.14 of the Disclosure Schedule of Seller [Reinsurance]; and (ii) insurance policies written by the Company in the ordinary course of business.

      3.20 Compliance with Other Instruments and Laws. Except as set forth on
Schedule 3.20 of the Disclosure Schedule of Seller, the Company is not in violation of any term of its charter or by-laws or any Contract or of any judgment, decree or order and the Company is not in violation of any Law, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its properties, except for such violation that would not have a Material Adverse Effect with respect to the Company.

      3.21   No Employees.  The Company has no employees.

      3.22 Employee Benefit Matters. Neither the Company nor any ERISA Affiliate (with respect to the Pre-Ownership Period, to the best knowledge of Seller, and with respect to the Ownership Period without such limitation):

            (a) has ever been a party to any employee pension benefit plan (as defined in Section 3(2) of ERISA) (a "Pension Plan"), any "employee benefit plan," as defined in Section 3(3) of ERISA, any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), or any other Employee Plan;

            (b) has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or to the Internal Revenue Service with respect to any Pension Plan; or

            (c) has ever been a party to any multiemployer plan (as defined in Section 3(37) of ERISA).

      3.23 Assets and Properties. (a) Schedule 3.23(a) of the Disclosure Schedule of Seller contains an accurate and complete list of all assets of the Company, including without limitation all debentures, notes, stocks, limited partnership interests, other securities, mortgages, and other investment assets owned by the Company as of November 30, 1996. The Company had good and marketable title to all debentures, notes, stocks, limited partnership interests, other securities, mortgages, and other investment assets (excluding real property) owned by it as of such date, free and clear of all Liens.

      (b) The Company does not own or lease any real property.

      3.24 Operating Insurance. Schedule 3.24 of the Disclosure Schedule of Seller contains a true and complete list and description of all liability, property, workers compensation, directors and officers liability and other similar insurance contracts that insure the business, operations, or affairs of each of the Companies or affect or relate to the ownership, use or operations of any of the assets or properties of the Company.

      3.25 Bank Accounts. Schedule 3.25 of the Disclosure Schedule of Seller contains (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading, trust, or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, (c) a true and complete list of all signatories for each such account and box and (d)

a true and complete list of all compensating balances required with respect to each such account.

      3.26 Charter Documents and Bylaws. Seller has heretofore made available to Buyer true and complete copies of the articles of incorporation and bylaws of the Company, as in effect on the date hereof.

      3.27 Minute Books. The minute books of the Company accurately reflect in all material respects all formal actions taken at all meetings and all consents in lieu of meetings of the stockholders of the Company since the date of formation of the Company, and all formal actions taken at all meetings and all consents in lieu of meetings of the boards of directors of the Company and all committees thereof since the date of formation of the Company. All of such minute books have previously been made available for inspection by Buyer.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to Seller as follows:

      4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

      4.2 Authority, Validity and Enforceability. Buyer has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions required of it contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Buyer's Board of Directors. No other action or proceeding on the part of the Buyer is necessary to authorize the Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer, and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

      4.3 No Violation or Breach. The execution, delivery and performance of this Agreement by Buyer does not, and the consummation of the transactions required by Buyer contemplated hereby, will not (with or without the giving of notice or lapse of time or both):

            (a) violate or require any consent or approval under, any provision of the certificate of incorporation or bylaws of Buyer;

            (b) except as set forth in Section 4.4 hereof, violate or result in a default of, or require any consent or approval under any agreement, policy, instrument, contract, commitment, license, franchise, permit or trust to which Buyer is a party or is otherwise subject, except for such violations or breaches which would not have a Material Adverse Effect with respect to Buyer; or


            (c) violate or result in a default of, or require any consent or approval under, any judgment, settlement, consent, injunction, decree, order or ruling of any court or governmental authority to which Buyer is a party or otherwise subject.

      4.4 Consents. Except as set forth on Schedule 4.4 of the Disclosure Schedule of Buyer, no consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority is required to be obtained or made, and no consent of any third party is required to be obtained, by Buyer, in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

      4.5 Purchase for Investment. Buyer is purchasing the Purchased Stock for its own account for investment and not with a view to any distribution thereof within the meaning of the Securities Act. Buyer acknowledges that the offer and sale of the Purchased Stock pursuant hereto are intended to be exempt from the Securities Act pursuant to Section 4(2) thereof, and the Purchased Stock may not be resold or otherwise transferred except pursuant to an effective registration statement or an exemption from registration thereunder, and pursuant to registration or qualification (or exemption therefrom) under applicable state securities laws.

      4.6 Litigation. There is no action, proceeding, investigation or inquiry pending or, to the knowledge of Buyer, threatened against Buyer which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto or in connection with the purchase and sale of the Purchased Stock.

      4.7 No Brokers. Other than counsel, Buyer has not employed any finder, broker, agent or other intermediary in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby.


                                   ARTICLE V

                      CERTAIN MATTERS PENDING THE CLOSING

      5.1 Carry on in Regular Course. Except as provided in this Agreement, or with the express written consent of Buyer, between the date hereof and the Closing Date the Company shall:

            (a) carry on its respective business in the ordinary course and substantially in the same manner as heretofore carried on;

            (b) use its commercially reasonable best efforts to preserve its properties and business;


            (c) not dispose of any material asset of the Company; and

            (d) not make, declare or pay any dividend or distribution on any shares of any of the Company's capital stock, except as is necessary for the transactions described in Section 5.5 below.

Sellers will advise Buyer promptly in writing of any material adverse change in the properties, business, results of opera-tions, condition (financial or otherwise) or affairs of the Company.

      5.2 Indebtedness. Without the prior written consent of Buyer, which shall not be unreasonably withheld, the Company shall not:

            (a) create, incur or assume any indebtedness for borrowed money;

            (b) mortgage, pledge or otherwise encumber or subject to any Lien any of its properties or assets other than Permitted Liens; or

            (c) create or assume any other indebtedness except accounts payable and other liabilities incurred in the ordinary course of business.

      5.3 Issuance of Stock. The Company shall not issue any shares of capital stock of any class or grant any warrants, options or rights to subscribe for any shares of capital stock of any class or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any shares of capital stock of any class.

      5.4 No Hiring of Employees. The Company shall not hire any employees, institute any employee benefits with respect to any employees or create any Employee Plans.

      5.5 Closing Date Balance Sheet. The Company shall, and Seller shall cause the Company to, engage in any transactions prior to the Closing Date which are necessary in order for the Company to have as of the Closing Date (a) assets of Four Million Dollars ($4,000,000) in cash or cash equivalents, (b) no Reserves or liabilities, and (c) Surplus of Four Million Dollars ($4,000,000). Such transactions and their results or effects shall comply in all respects with Virginia Insurance Law, shall be acceptable to the Commissioner and the Department as of the Closing Date and shall be reasonably acceptable to Buyer.

      5.6 Compliance with Law. The Company shall use its commercially reasonable best efforts to comply in all material respects with all applicable Law and with all orders of any court or of any federal, state, municipal or other governmental department.

      5.7 Access to Information. At Buyer's expense, Buyer and its authorized agents, officers and representatives, for the purpose of confirming the representations and warranties contained in Article III, shall have reasonable access to the properties, books, records, contracts, information and documents of the Company; provided, however, that such examinations and investigations,
(a) shall occur with a minimum of twenty-four hours advance written notice, (b) shall be conducted during normal business hours, and (c) shall not unreasonably interfere with the operations and activities of the Company. Seller and the Company shall cooperate in all reasonable respects with Buyer's examinations and investigations. Buyer shall maintain all information regarding the Company in complete confidence and shall not disclose such information to any person except as required by law, provided, however, Buyer shall not be required to keep confidential information that (i) is or becomes generally available to the public other than as a result of disclosure by Buyer, (ii) is or becomes available to Buyer on a nonconfidential basis from a source other than Seller or the Company or (iii) Buyer or any of its Affiliates is required to disclose pursuant to applicable law, rule, regulation or subpoena. At Buyer's expense, Buyer shall be entitled to designate an agent of Buyer reasonably satisfactory to Seller to act as an observer of the operations of the Company and such agent shall have access to all properties, books, records, contracts, information, documents and personnel of the Company subject to the limitations set forth in clause (a), (b) and (c) above. Seller acknowledges and agrees that nothing in this Section 5.6 shall be deemed to release Seller from any of its liabilities or obligations under this Agreement.

      5.8 Cooperative; Best Efforts. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law (including, without limitation, the Virginia Insurance Law), to consummate and make effective the transactions contemplated by this Agreement. Each of the parties hereto agrees to make all required regulatory filings promptly after the date hereof and to diligently pursue compliance with Virginia Insurance Law.

      (b) In furtherance of and not in limitation of the foregoing, Seller and Buyer each agree to inform the other party prior to any and all scheduled meetings and communications, whether oral (including telephonic or otherwise) or written, between such party and the Department with respect to this Agreement or any of the transactions contemplated hereby, and promptly thereafter to provide the other party with a complete and accurate report of each such scheduled meeting or communication, as well as any unscheduled meetings and communications, and, if in writing, with a copy thereof.

      5.9 Consents. Seller and Buyer shall diligently pursue obtaining consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

      5.10 Publicity. All general notices, releases, statements and communications to employees, suppliers, distributors and customers of the Company and to the general public and the press relating to the transactions covered by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by Seller and Buyer.

      5.11 No Solicitation. (a) Subject to clause (b) below, neither Seller nor the Company shall, after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 10.1 hereof, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in, the Company or any business combination with the Company, or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

      (b) Seller and the Company may entertain unsolicited proposals or offers and participate in any negotiations regarding such unsolicited proposals or offers.

      5.12 Articles and Bylaws. Seller covenants and agrees that the Company shall not amend its Articles of Incorporation or bylaws, except as may be necessary to comply with the terms of this Agreement, or merge or consolidate with or into any other corporation.


                                  ARTICLE VI

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

      Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent (it being the understanding of the parties that any of such conditions, except as set forth in Sections 6.7 [Regulatory Approvals], may be waived by Buyer):

      6.1 Compliance with Agreement. Seller shall have performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date.

      6.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken by Seller and the Company in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and

Buyer's counsel, and Seller shall have made available to Buyer for examination the originals or true and correct copies of all documents that Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

      6.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

      6.4 Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties have been made on the Closing Date, except as otherwise contemplated hereby and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true and correct as of the specified date.

      6.5 Closing Under the Rockwood Casualty Purchase Agreement. The closing shall have occurred under that certain Stock Purchase Agreement (the "Rockwood Casualty Purchase Agreement") among PIC Insurance Group, Inc. and Trirock Limited Partnership, as sellers, and Front Royal, Inc., as buyer, dated as of December 6, 1996, for the acquisition by Front Royal, Inc. of the stock of Rockwood Casualty Insurance Company ("Rockwood").

      6.6 Additional Deliveries at Closing. Seller shall have, or shall cause to have, delivered to Buyer (a) certificates representing the Purchased Stock, accompanied by stock powers duly endorsed in blank, with all required transfer taxes or stamps paid for or affixed thereto, free and clear of all Liens, and
(b) the following documents, each duly executed and delivered and dated as of the Closing Date: (i) the Opinion of Seller's Counsel; (ii) the Seller's Closing Certificate; (iii) the Surplus Certificate; and (iv) the Non-Compete and Non-Solicitation Agreement.

      6.7 Regulatory Approvals. All required authorizations, registrations and approvals from federal and state regulatory agencies with jurisdiction over Seller, the Company or Buyer to permit the sale of the Purchased Stock and the other transactions contemplated hereby shall have been obtained and shall remain in full force and effect (without any material term, condition or restriction that is reasonably unacceptable to Buyer).

      6.8 Consents. There shall have been obtained written consent with respect to any contract which requires any third party consent due to the consummation of the transactions contemplated by this Agreement except for such consents the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.


      6.9 Resignation of Directors and Officers. Each member of the Board of Directors and each officer of the Company shall have resigned from such positions effective on the Closing Date.

      6.10 Assets. The Company shall have Four Million Dollars ($4,000,000) of assets in the form of cash or cash equivalents as of the Closing Date.

      6.11 Reserves and Liabilities. The Company shall have no Reserves or liabilities as of the Closing Date.

      6.12 Policyholders' Surplus. The Surplus shall be equal to or greater than Four Million Dollars ($4,000,000) as of the Closing Date.

      6.13 Books and Records. Seller shall have delivered to Buyer all minute books, stock records and other corporate and financial records of the Company.

      6.14 Reinsurance. Seller and/or Front Royal Insurance Company ("FRIC") or another insurer reasonably satisfactory to Buyer shall have assumed or reinsured all of the insurance business written by the Company, pursuant to an agreement in form and substance reasonably satisfactory to Buyer, to the extent necessary Seller and/or FRIC shall have established a cash collateral account for such transaction equal to 100%, or such lesser percentage as may be appropriate in light of the assumption or reinsurance arrangement, of the loss, loss adjustment and unearned premium reserves for the business subject to the transaction, and the Company shall have transferred to Seller and/or FRIC or other satisfactory insurer an amount equal to such Reserves for such business.


                                  ARTICLE VII

                            CONDITIONS PRECEDENT TO
                           THE OBLIGATIONS OF SELLER

      Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent (it being the understanding of the parties that any of such conditions, except as set forth in Sections 7.7 [Regulatory Approvals], may be waived by Seller):

      7.1 Compliance with Agreement. Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date.

      7.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and Seller's counsel, and Buyer shall have made available to Seller for examination the originals or true and correct copies of all documents that Seller may reasonably request in connection with the transactions contemplated by this Agreement.

      7.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

      7.4 Representations and Warranties. The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except as otherwise contemplated hereby and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true and correct as of the specified date.

      7.5 Closing Under Rockwood Casualty Purchase Agreement. The closing shall have occurred under the Rockwood Casualty Purchase Agreement for the acquisition by Front Royal, Inc. of the stock of Rockwood.

      7.6 Additional Deliveries at Closing. Buyer shall have, or shall cause to have, delivered to Seller (a) the Cash Payment, and (b) the following documents, each duly executed and delivered and dated as of the Closing Date: (i) the Opinion of Buyer's Counsel; and (ii) the Buyer's Closing Certificate.

      7.7 Regulatory Approvals. All required authorizations, registrations and approvals from federal and state regulatory agencies and from any foreign regulatory agencies, in either case with jurisdiction over Seller, the Company or Buyer to permit the sale of the Purchased Stock and the other transactions contemplated hereby shall have been obtained and shall remain in full force and effect (without any material term, condition or restriction that is reasonably unacceptable to Seller).

      7.8 Consents. There shall have been obtained written consent with respect to any contract which requires any third party consent due to the consummation of the transactions contemplated by this Agreement except for such consents the failure of which to obtain would not, individually or in the aggregate have a Material Adverse Effect with respect to Buyer.

                                 ARTICLE VIII

                  CERTAIN ADDITIONAL COVENANTS AND AGREEMENTS

      8.1 Records. Buyer shall preserve and keep, free of charge, all books, papers and records included in the assets of the Company relating to their respective businesses for periods prior to the Closing Date for a period of not less than five years following the Closing Date; provided, however, prior to the fifth year following the Closing Date, Buyer may destroy such materials if Buyer provides Seller 30 Business Days' prior notice that Buyer intends to destroy any or all of such books, papers and records and Seller shall have the right to review and remove any books, papers and records to be destroyed at Seller's expense. Buyer agrees to permit Seller and its attorneys, accountants, agents and designees access to such books, papers and records from and after the Closing Date for all reasonable purposes. Any such examination shall be at the expense of Seller, shall be performed at the place such books, papers and records are regularly maintained and shall not unreasonably interfere with Buyer's or the Company's normal business activities.

      8.2 Access. Buyer and Seller and each of their authorized agents, officers and representatives shall have reasonable access to the properties, books, records, contracts, information and documents of the Company and each other to conduct such examinations and investigations of its or their business as it deems necessary, provided that such examinations and investigations: (a) shall be germane to rights or obligations arising out of this Agreement, the operations of the Company prior to the Closing Date or to the transactions occurring between the Company and any Affiliates prior to the Closing Date; (b) shall be conducted only in the presence of a designated representative of Buyer or Seller, as appropriate; (c) shall be during normal business hours; (d) shall not unreasonably interfere with operations and activities; and (e) shall be subject to prior approval if the information or documents requested are, in the reasonable opinion of an officer, of a nature that may compromise the competitive position of Buyer or Seller. Buyer and Seller shall cooperate in all reasonable respects with each other's examinations and investigations.

      8.3 Cooperation. Buyer and Seller will cooperate in all respects in connection with the giving of any notices to any governmental authority or self-regulatory organization or securing the permission, approval, determination, consent or waiver of any governmental authority or other party required in connection with the consummation of the transactions contemplated under this Agreement. Buyer promptly will furnish to Seller copies of the Forms A filed with the Department and all correspondence with the Department with respect thereto.

      8.4 Confidentiality. Following the Closing, Seller shall keep confidential all information concerning the business, operations, properties, assets and financial affairs of the Company and may disclose such information only upon receipt of prior written consent from Buyer, as required by law, or if such disclosure is required (a) in connection with Seller's filing of any state or federal income tax returns, (b) in connection with filings made with the Securities and Exchange Commission or any national securities exchange or (c) by order of any judicial or administrative authority, provided, however, Seller shall not be required to keep confidential information that (x) is or becomes generally available to the public other than as a result of disclosure by Seller, (y) is or becomes available to Seller on a nonconfidential basis from a source other than Buyer, or (z) Seller or any of their Affiliates is required to disclose pursuant to applicable law, rule, regulation or subpoena.

      8.5 Use of Name. From and after the Closing Date, neither Seller nor any of its Affiliates shall use the names "Hamilton" or any names similar thereto or variants thereof in connection with the casualty insurance business.

      8.6 Non-Solicitation of Employees. Seller hereby agrees that for a period commencing on the Closing Date and ending three years thereafter, neither Seller nor any of its Affiliates shall solicit for employment by Seller or any of its Affiliates any employees of Buyer.


                                  ARTICLE IX

                                  TAX LOSSES

      9.1 Federal Income Taxes in General.

            (a) Taxable Periods Ending On or Before the Closing Date.

                  (i) The income and other tax items of the Company for all
            periods ending on or before the Closing Date shall be included in the consolidated federal income tax return of the affiliated group of which Front Royal is the common parent (the "Company Group"), and the last such period will end as of the close of the Closing Date. Seller and Front Royal shall be responsible for the payment of any federal income taxes of the Company for all periods ending on or before the Closing Date and of any other member of the Company Group not heretofore paid except for such taxes set forth in the Statutory Statements or in Schedule 3.18 of the Disclosure Schedule of Seller. Neither Buyer, any member of the affiliated group of which Buyer is a member (the "Buyer Group") nor the Company shall be required to reimburse either Seller or any other person for any such taxes; and subject to the Seller's Basket, Seller and Front Royal shall indemnify and hold Buyer, all other members of the Buyer Group and the Company harmless from all liabilities for any such taxes (including, without limitation, any additions to tax, penalties and interest). Seller shall be entitled to any refunds (except any refund resulting from carrybacks from taxable periods beginning after the Closing Date) not received prior to the Closing Date for taxable periods of the Company ending on or before the Closing Date. Buyer shall promptly pay, or cause Company to pay, to Seller the amount of any such refund (to which Seller is entitled hereunder) that is received by the Company or Buyer; provided, however, that any amount payable in respect of any such refund shall be reduced by the amount of any taxes incurred, and the present value (based on a discount rate of 5%) of any taxes to be incurred, by Buyer, any other member of the Buyer Group or the Company as a result of the accrual or receipt of the refund.

                  (ii) Subject to the Basket and the Cap, Seller shall indemnify and hold Buyer, all members of the Buyer Group and the Company harmless from all liabilities for any Tax Losses. To the extent that any breach by Seller of the representations and warranties contained in Section 3.18 results in any Tax Losses, such breach shall be subject to the terms and provision of this Article IX and the indemnification provisions relating hereto.

            (b) Taxable Periods Beginning After the Closing Date. Buyer and the Company shall be responsible for and, subject to the Basket, shall indemnify and hold Seller harmless from all federal income taxes (except taxes resulting from any adjustments to or changes in tax items relating to any taxable period ending on or before the Closing Date) of the Company for any taxable period beginning after the Closing Date. Buyer and the Company shall be entitled to all refunds of such taxes.

      9.2 Other Income Taxes.

            (a) Definition. For purposes of this Article IX, the term "state, local or foreign income tax" means any tax, however denominated, that is based on or measured by net or gross income and imposed by any state, local or foreign governmental entity, but does not include gross or net premium taxes.

            (b) Taxable Periods Ending On or Before the Closing Date. With respect to taxable periods of the Company ending on or before the Closing Date, Seller shall prepare and file returns for and shall be responsible for the payment of any state, local or foreign income taxes of the Company not paid prior to the Closing Date. Neither Buyer, any member of the Buyer Group, nor the Company shall be required to reimburse either Seller or any other person for any such taxes; and subject to the Seller's Basket, Seller shall indemnify and hold Buyer, all other members of the Buyer Group and the Company harmless from all liabilities for any such taxes (including, without limitation, any additions to tax, penalties and interest) of the Company and of any other corporation with which the Company files or have filed a unitary, consolidated or combined return. Seller shall be entitled to refunds (except any refund resulting from carrybacks from taxable periods beginning after the Closing Date) not received prior to the Closing Date for taxable periods of the Company ending on or before the Closing Date. Buyer shall promptly pay, or cause the Company to pay, to Seller the amount of any such refund (to which Seller is entitled hereunder) that is received by the Company or Buyer; provided, however, that any amount payable in respect of any such refund shall be reduced by the amount of any taxes incurred and the present value (based on a discount rate of 5%) of any taxes to be incurred, by Buyer, any other member of the Buyer Group or the Company as a result of the accrual or receipt of the refund.

            (c) Taxable Periods Beginning After the Closing Date. Buyer and the

      Company shall be responsible for and, subject to the Basket, shall hold Seller harmless from all state, local or foreign income taxes (except taxes resulting from any adjustments to or changes in tax items relating to a taxable period ending on or before the Closing Date) of the Company for any taxable period beginning after the Closing Date. Buyer and the Company shall be entitled to all refunds of such taxes.

            (d) Taxable Periods Covering Days Before and After the Closing Date. If the Company is required to file a state, local or foreign income tax return for a taxable period covering days before and after the Closing Date, Buyer shall cause the return for such period to be prepared and filed. Buyer and the Company, on the one hand, and Seller, on the other hand, shall each be responsible for the payment of state, local or foreign income taxes for any such period based on the allocation of income and expenses to the periods before and after the Closing Date, respectively, as set forth below. The total state, local or foreign income taxes for the taxable period shall be allocated among Buyer and the Company, on the one hand, and Seller, on the other hand, using the following methodology:
      Buyer and the Company shall be liable for an amount equal to such total taxes multiplied by a fraction, the numerator of which is the taxable income of the Company calculated from the beginning of the period through the Closing Date (based on actual closing of the books of the Company, or if not feasible, based upon a pro forma closing of the books) and the denominator of which is the total taxable income of the Company calculated for the entire period; Seller shall be liable for the balance of such state, local or foreign taxes. Each of Buyer and the Company, on the one hand, and Seller, on the other, shall be entitled to all refunds of such taxes based on the foregoing methodology.

            (e) Subject to the Seller's Basket, Seller shall indemnify and hold Buyer, all members of the Buyer Group and the Company harmless from all liabilities for any Tax Losses.

      9.3 Cooperation

            (a) Buyers' Obligation to Cooperate. Buyer agrees to cooperate and to cause the Company to cooperate with Seller to the extent reasonably required after the Closing Date in connection with (i) the preparation, filing, amendment and execution of all income tax returns and other tax documents with respect to any taxable period of the Company ending on or before the Closing Date, (ii) contests concerning the application of any tax or the tax due for any such period and (iii) audits and other proceedings conducted by taxing authorities with respect to any such period. Buyer shall retain or cause the Company for all taxable periods and portions thereof ending on or before Closing Date (except for books or records not in the possession of the Company) until the expiration of the applicable statute of limitations (giving effect to any and all extensions and waivers) and to abide by, or cause compliance with, all record retention agreements entered into by or on behalf of the Company with any taxing authority.

            (b) Seller' Obligation to Cooperate. Seller agree to make available to Buyer and the Company, records in the custody of either Seller or any other member of the Company Group, to furnish other information (including, without limitation, all adjustments to and changes in tax items of the Company for taxable periods ending on or before the Closing
      Date), and otherwise to cooperate to the extent reasonably required for the preparation or filing of tax returns and other tax documents relating to the Company for taxable periods ending after the Closing Date. Seller shall retain all books and records pertinent to the Company for all taxable periods and portions thereof ending on or before the Closing Date (except for books or records not in the possession of Seller or any other member of the Company Group) until the expiration of the applicable statute of limitations (giving effect to any and all extensions and waivers) and shall abide by, or cause compliance with, all records retention agreements entered into by or on behalf of the Company with any taxing authority.

            (c) Changes to Certain Tax Items of the Company. Except as may be required by law or in Section 9.3(d), no amended tax return shall be filed, no change in any tax accounting method shall be made, and not tax election shall be made or revoked by, on behalf of, or with respect to the Company for any taxable period ending on or before the Closing Date without the express written consent of Seller, on the one hand, and Buyer, on the other hand.

            (d) Entitlement to Certain Tax Benefits. Seller acknowledges that the Company and Buyer shall be entitled to the tax benefit of any loss, credit or other item of the Company that (i) has arisen or arises before the Closing Date but cannot be used in a taxable period ending on or before the Closing Date and therefore is reportable in or carried forward to a taxable period ending after the Closing Date or (ii) arises after the Closing Date, although such loss, credit or their item may be carried back to a taxable period ending on or before the Closing Date; provided, however, that (notwithstanding any provision of this Agreement) no such carryback to a taxable period ending on or before the Closing Date shall be made without Seller's consent, which consent shall not be unreasonably withheld. Seller's consent will be considered reasonably withheld if a proposed carryback may have an adverse effect on either Seller's tax position for any past or current taxable period. Seller promptly shall pay or cause to be paid to Buyer (i) any amount received as a refund and (ii) if not realized as a refund, the amount of any reduction in tax liability (of the Company, Seller or any other member of the Company Group) resulting from the use of any loss, credit or other item carried back from a taxable period beginning after the Closing Date to a period ending on or before the Closing Date; provided, however, that the amount so payable by Seller shall be reduced by the amount of any taxes incurred, and the present value (based on a discount rate of 5%) of any taxes to be incurred, by Seller or any other member of the Company Group as a result of the accrual or receipt of any such refund.

            (e) Tax Contests. If any party to this Agreement receives any written notice from any taxing authority proposing an adjustment to any tax for which any other party hereto may be obligated to indemnify under this Agreement, within ten business days thereafter such party shall give to the others written notice thereof that describes such proposed adjustment in reasonable detail, and shall indicate the amount (estimated, if necessary) of the increase in tax that may be suffered by Buyer, Seller or the Company, as the case may be. The failure to give notice pursuant to this Section 9.3 (e), however, shall not reduce the obligations of a party hereunder unless, and then only to the extent, such failure prejudices the rights of the other party to contest such tax adjustment. Seller and Front Royal, Inc., including their duly appointed representative, shall be responsible for defending against (and shall have the right to negotiate, resolve, settle or contest) any claim for a tax liability against the Company made by any taxing authority for any taxable period, or portion thereof, ending on or before the Closing Date; provided, however, that Seller shall keep Buyer advised of the status (and any change in status) of such claims. The foregoing notwithstanding, without Buyer's prior written consent, Seller shall not enter into any agreement that would adversely affect Buyer or the Company (including, without limitation, liability for taxes with respect to taxable periods ending after the Closing Date), except for adverse effects that are included in tax liabilities subject to indemnification pursuant hereto. In the event Buyer does not consent to a settlement agreement recommended by Seller with respect to any tax liabilities, then the aggregate amount of the indemnification payable by Seller in connection with such tax liabilities shall not exceed the amount that would otherwise have been payable had Seller so entered into such settlement agreement. Buyer shall within 14 days after it has knowledge of the assertion or commencement thereof notify Seller of the written assertion of any claim or the commencement of any suit, action, proceeding, investigation or audit (any of the foregoing, a "Contest") that could give rise to any tax liabilities subject to indemnification hereunder, and shall provide Seller with copies (subject to deletion of unrelated information) of all correspondence relating to such Contest. Each party shall bear its own costs of defending against such Contest.

      9.4 Termination of Tax-Sharing Agreements. As of the Closing Date (provided Closing occurs), the provisions of this Agreement supersede any and all tax-sharing or similar agreements to which (i) the Company and (ii) Seller or any affiliate of Seller are parties. Neither the Company nor Seller (or any affiliate of either Seller) shall have any obligation or right with respect to each other under any such agreement after the Closing.


                                   ARTICLE X

                                INDEMNIFICATION

      10.1 Survival of Representations and Warranties. The right to enforce claims for breaches of representations, warranties, covenants and agreements of Seller, on the one hand, and Buyer, on the other hand, contained in this Agreement and the respective obligations of the parties with respect thereto, shall survive the making of this Agreement, any investigations made by or on behalf of the parties hereto and the Closing Date, and shall continue in full force and effect until the expiration of thirty (30) months from the Closing Date, except:

            (i) with respect to Section 3.18 [Taxes], 3.22 [Employee Benefit Matters] and Article IX, the remedy for breach of which shall continue in full force and effect until any claims or liabilities with respect thereto shall be barred by the expiration of the applicable statute of limitations or any extensions thereof; and

            (ii) with respect to Section 3.4 [Title to Shares] and Section 3.7 [Capitalization] and the indemnification provided pursuant to Sections 10.2(c) and 10.3(c), to which there shall be no expiration).

All such representations and warranties and liabilities shall expire and terminate at the time provided for above, except for any claims relating to any specific breaches of any representations or warranties which are asserted in writing on or before the applicable termination date. Each of the parties agrees to give notice to the breaching party of any breach of any such representation, warranty, covenant, or agreement, describing such breach in reasonable detail, as soon as practicable after the discovery thereof; provided, however, that the failure to receive such notice shall not relieve the breaching party from any liability in respect to such breach unless and to the extent that the breaching party shall be prevented from curing such breach as a direct result of its failure to receive a timely notice. Any claim for indemnification for which notice has been given within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period.

      10.2 Indemnification by Seller. After the Closing Date and subject to the limitations set forth below, including without limitation the limitations described in Section 10.4, Seller agrees to and does hereby indemnify and hold Buyer and its Affiliates, officers, directors and employees harmless against any claims, suits, losses, expenses, damages, obligations, liabilities (including costs and reasonable attorneys' fees) (hereinafter referred to collectively as "Losses") which result from or are related to any of the following:

            (a) any breach or failure of Seller to perform any of its covenants or agreements set forth herein;

            (b) the inaccuracy of any representation or warranty made herein by Seller;

            (c) any liabilities of Seller or its Affiliates (other than the Company), except for (i) those liabilities incurred pursuant to this
      Article X or (ii) liabilities of Seller or its Affiliates which are actually the primary obligation of the Company; or

            (d) claims under Article IX.

      10.3 Indemnification by Buyer. After the Closing Date, and subject to the limitations set forth below, including, without limitation, the limitations described in Section 10.4, Buyer agrees to and does hereby indemnify and hold Seller and its Affiliates, officers, directors and employees harmless against any Losses, which result from or are related to any of the following:

            (a) any breach or failure of Buyer to perform any of its covenants or agreements set forth herein;

            (b) the inaccuracy of any representations or warranties made herein by Buyer;

            (c) any liabilities of Buyer or its Affiliates (other than the Company), except for those liabilities of Buyer or its Affiliates incurred pursuant to this Article X; or

            (d) the conduct of the Company's business after the Closing Date.

      10.4 Limitation of Liability. Subject to the sentence immediately following, Buyer shall not have any liability to indemnify Seller in respect of Losses incurred by Seller pursuant to Sections 10.3(a) and (b), and Seller shall not have any liability to indemnify Buyer in respect of Losses incurred by Buyer pursuant to Section 10.2(a) and (b), in either case unless and until the aggregate amount of such Losses exceeds $25,000 (such amount being the "Basket"), in which event the party seeking indemnity may recover the full amount of such Losses, other than the Basket, provided that recovery by Buyer, on the one hand, or Seller, on the other hand, in respect of such Losses shall be limited to $3,500,000 (such amount being the "Cap"). Notwithstanding the foregoing, (i) Buyer may recover all Losses whenever incurred by the Buyer pursuant to Section 10.2(c) without regard to the 30-month limitation set forth in Section 10.1 or the Cap referenced above, (ii) Buyer may recover all Losses incurred as a result of a breach of the representation, warranty, covenant or agreement set forth in Sections 3.13 [Transactions with Interested Persons], 5.1(d) [Carry on in Regular Course - payment of dividends], and 5.2 [Indebtedness] without regard to the Basket, and (iii) Seller may recover all Losses whenever incurred pursuant to Section 10.3(c) and (d) without regard to the 30-month limitation set forth in Section 10.1 or the Cap.

      10.5 Notice of Indemnity Claims. If a party intends to assert a claim for indemnification (an "Indemnified Party") under this Article X (an "Indemnity Claim"), the Indemnified Party shall promptly provide notice of such Indemnity Claim, to the party from whom indemnification is sought (the "Indemnifying Party") (and in any event within fifteen (15) days after becoming aware of such Indemnity Claim). The failure to receive such notice shall not relieve the Indemnifying Party from any liability in respect of such claim unless and to the extent that the Indemnifying Party shall be prevented from curing such situation as a direct result of its failure to receive timely notice. At the time the Indemnity Claim is made and thereafter, the Indemnified Party shall provide the Indemnifying Party with copies of any materials in its possession describing the facts or containing information providing the basis for the Indemnity Claim. If the Indemnity Claim involves a claim by a third party (a "Third Party Indemnity Claim"), the Indemnifying Party may assume and control at its expense the defense of the claim by the third party, provided that the Indemnifying Party agrees in writing with respect to such Third Party Indemnity Claim that it is obligated hereunder to indemnify and hold the Indemnified

Party harmless in accordance with the terms of this Article X; and provided, further, that the Indemnified Party shall be entitled to participate in the defense of such claim at its own expense. The failure of the Indemnifying Party to assume the defense of any such claim shall not affect any indemnification obligation under this Agreement.

      Neither an Indemnified Party nor an Indemnifying Party shall settle a claim, suit, action or proceeding without the consent of the other party, which shall not unreasonably be withheld. A party shall not be liable under this
Article X for any such settlement effected without its consent. In the event an Indemnified Party fails to consent to a settlement of a Third Party Claim recommended by the Indemnifying Party, then the amount of indemnification payable with respect to such Third Party Claim shall not exceed the amount of such settlement offer plus all Losses incurred with respect to such claim prior to the date the Indemnified Party rejected the settlement offer.

      10.6 Indemnity Amounts to be Computed on After-Tax Basis. The amount of any indemnification payable under any of the provisions of this Article X shall be (a) net of any federal or state income tax benefit realized or the then-present value (based on a discount rate of 5%) of any such income tax benefit to be realized by the Indemnified Party (or, where Buyer is the Indemnified Party, the Company) by reason of the facts and circumstances giving rise to the indemnification, and (b) increased by the amount of any federal or state income tax required to be paid by the Indemnified Party on the accrual or receipt of the indemnification payment. For purposes of the preceding sentence, the amount of any state income tax benefit or cost shall take into account the federal income tax effect of such benefit or cost.

      10.7 Arbitration. Any dispute arising between the parties hereto as to any matter covered by this Agreement, including any claim for indemnification pursuant to Section 10.2 or 10.3, shall be submitted to arbitration in the following manner:

            (a) The party desiring to submit such controversy to arbitration shall give to the other party notice in writing, stating with specificity the matter upon which arbitration is sought. The written notice shall also name the arbitrator selected by such party, which arbitrator shall be a present or retired insurance company executive unaffiliated with such party.

            (b) Within ten Business Days following the receipt of such notice, the other party shall give written notice to the party desiring arbitration of the arbitrator selected by it, which second arbitrator shall likewise be a present or retired insurance company executive unaffiliated with such party.

            (c) Upon the appointment of the second arbitrator, the two arbitrators so chosen shall select a third arbitrator, which third arbitrator shall likewise be a present or retired insurance company executive unaffiliated with such party.

            (d) The three arbitrators thus chosen shall give to each of the parties hereto written notice of the time and place of hearing, which hearing shall be held in Richmond, Virginia not less than ten Business Days, nor more than 20 Business Days, after the selection of the third arbitrator.

            (e) At the time and place (in Richmond, Virginia) appointed, the three arbitrators shall proceed with the hearing unless for some good cause, of which a majority of the arbitrators shall be the judge, it shall be postponed until some other day within a reasonable time. The parties hereto shall have full opportunity to be heard on any question thus submitted.

            (f) The arbitrators shall be relieved of following judicial formalities and the rules of evidence shall not apply to such hearing. The determination by a majority of the arbitrators shall be made in writing and a copy thereof delivered to each of the parties hereto. The arbitrators shall in every case deliver their decision within 60 days after the hearing, unless the parties shall otherwise agree to extend the time. Unless the arbitrator determines otherwise, all costs and expenses of arbitration and the reasonable legal fees and disbursements of the prevailing party shall be paid by the other party.


            (g) The determination of the arbitrator in any arbitration proceeding hereunder shall bind Buyer and Seller, provided that each received notice of such proceeding and the opportunity to participate therein and shall be final and unappealable.

            (h) Any award, judgment, or determination of the arbitrators hereunder may be entered for enforcement in the any court of general jurisdiction located in Richmond, Virginia, or in the United States District Court for the Eastern District of Virginia, and each of the parties hereto consents to venue and the personal jurisdiction of such courts in connection with any such entry and enforcement.

      10.8 Remedies Cumulative. Each indemnified party shall be entitled to the indemnification provided in this Article X from time to time and shall be entitled to rely upon one or more provisions of this Agreement without waiving its right to rely upon any other provision at the same time or at any other time.

                                  ARTICLE XI

                                  TERMINATION

      11.1 Termination. This Agreement may be terminated at any time prior to the Closing as follows:

            (a) by mutual written consent of Buyer and Seller;

            (b) by Buyer or Seller, if the Closing Date shall not have occurred on or before December 31, 1997 (provided that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Closing Date to occur on or before such date);

            (c) by Buyer or Seller, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the sale of the Purchased Stock and such order, decree, ruling or other action shall have become final and nonappealable;

            (d) by Seller if (i) Seller receives an unsolicited written proposal or offer for the purchase of all or a substantial portion of the assets of, or an equity interest in, the Company or any business combination with the Company, (ii) notice thereof is delivered to Buyer, and (iii) Buyer does not exercise the Option within fifteen (15) days after such notice of such offer is given to Buyer; or

            (e) by Buyer or Seller if any of the applicable regulatory authorities deliver final written disapproval of the transactions contemplated hereby.

      11.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 11.1, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of either party to the other than any provision of this Agreement that specifically sets forth that it is to so survive.

      11.3 Extension; Waiver. At any time prior to the Closing, the parties may
(a) by mutual consent extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, any party that knowingly waives any representation, warranty, agreement or condition with respect to another party under subsection (b) and (c) shall thereafter be barred from seeking indemnification from such other party for such waived breach of any representation, warranty, agreement or condition. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any agreement on the part of any party to any such extension or waiver shall be valid only to set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE XII

                                 MISCELLANEOUS

      12.1 Entire Agreement. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

      12.2 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, investment bankers, financial advisors, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.


      12.3 Governing Law. This Agreement shall be construed and interpreted according to the laws of the Commonwealth of Virginia, without regard to the conflicts of law rules thereof.

      12.4 Assignment. This Agreement and each party's respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other party.

      12.5 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Seller and Buyer will execute, and Buyer shall cause the Company to execute, any additional instruments necessary to consummate the transactions contemplated hereby.

      12.6 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given (i) when delivered if delivered personally or by messenger or by overnight delivery service, or (ii) three days after mailing when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or (iii) when received if sent by telecopy (provided that a copy is mailed concurrently therewith pursuant to the terms hereof), in all cases addressed to the person for whom it is intended at its address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 12.6:

If to Seller:           Colony Insurance Company
                        c/o  Front Royal, Inc.
                        2200 Gateway Blvd.
                        Suite 205
                        Morrisville, North Carolina 27560
                        Attention:  J. Adam Abram
                                    Chief Executive Officer
                                             and
                                    Gregg T. Davis
                                    Chief Financial Officer
                        Telecopier No.:  (919) 469-3557

With a copy to:         Robinson Silverman Pearce
                          Aronsohn & Berman LLP
                        1290 Avenue of the Americas
                        New York, New York 10104
                        Attention: Kenneth L. Henderson, Esq.
                        Telecopier No.: (212) 541-4630

If to Buyer:            Fort Washington Holdings, Inc.

                        502 West Office Center Drive
                        Suite 100
                        Fort Washington, Pennsylvania 19034
                        Attention: Charles M. Lederman
                        Telecopier No.: (610) 941-5012

With a copy to:         Dilworth, Paxson, Kalish & Kauffman LLP
                        3200 Mellon Bank Center
                        1735 Market Street
                        Philadelphia, Pennsylvania 19103-7595
                        Attention:     Lawrence G. McMichael, Esq.
                        Telecopier No.:  (215) 575-7200

      12.7 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

      12.8 Interpretation. All references in this Agreement to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters.

      12.9 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

      12.10 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement, and Seller, Buyer and the Company assume no liability to any third party because of any reliance on the representations, warranties and agreements of Seller and Buyer contained in this Agreement.

      12.11 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties. The requirements of this
Section 12.11 may not be waived.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                          COLONY INSURANCE COMPANY


                                          By:___________________________
                                             Name:
                                             Title:


                                          FORT WASHINGTON HOLDINGS, INC.


                                          By:___________________________
                                             Name:
                                             Title:


Acknowledged and Agreed
as of the date first above
written with respect to
Article IX only

FRONT ROYAL, INC.


By:___________________________
   Name:
   Title:

Acknowledged and Agreed
as of the date first above
written with respect to
Article V only

HAMILTON INSURANCE COMPANY


By:___________________________
   Name:
   Title:

---------------------------------------------------------------------------------------------------------------------------------
LINES OF BUSINESS                                                HAMILTON INSURANCE COMPANY
                                                                           STATES
                               --------------------------------------------------------------------------------------------------
                                  D.C.  FLORIDA  GEORGIA    KENTUCKY  MARYLAND   MASS.  MISSOURI        S.C.  TENN.   VIRGINIA
---------------------------------------------------------------------------------------------------------------------------------
FIRE                                X               X           X        X                 X              X     X         X
---------------------------------------------------------------------------------------------------------------------------------
ALLIED LINES                        X               X           X        X                 X              X     X         X
---------------------------------------------------------------------------------------------------------------------------------
FARMOWNER MULTPLE PERIL             X               X           X        X                 X              X     X
---------------------------------------------------------------------------------------------------------------------------------
HOMEOWNER MULTPLE PERIL             X               X           X        X                 X              X     X
---------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL MULTPLE PERIL            X               X           X        X                 X              X     X         X
---------------------------------------------------------------------------------------------------------------------------------
MORTGAGE GUARANTY
---------------------------------------------------------------------------------------------------------------------------------
OCEAN MARINE                        X               X           X                          X              X
---------------------------------------------------------------------------------------------------------------------------------

INLAND MARINE                       X               X           X        X         X       X              X               X
---------------------------------------------------------------------------------------------------------------------------------
FINANCIAL GUARANTY
---------------------------------------------------------------------------------------------------------------------------------
MEDICAL MALPRACTICE                                 X           X                          X
---------------------------------------------------------------------------------------------------------------------------------
EARTHQUAKE                                                                                 X              X
---------------------------------------------------------------------------------------------------------------------------------
GROUP ACCIDENT & HEALTH
---------------------------------------------------------------------------------------------------------------------------------
CREDIT ACCIDENT & HEALTH
---------------------------------------------------------------------------------------------------------------------------------
OTHER ACCIDENT & HEALTH                             X           X                          X
---------------------------------------------------------------------------------------------------------------------------------
WORKERS' COMPENSATION               X                           X                          X              X
---------------------------------------------------------------------------------------------------------------------------------
OTHER LIABILITY                     X               X           X        X                 X              X     X         X
---------------------------------------------------------------------------------------------------------------------------------
PRODUCTS LIABILITY                  X               X           X        X                 X              X               X
---------------------------------------------------------------------------------------------------------------------------------
AUTO LIABILITY                      X      X        X           X        X         X       X              X     X         X
---------------------------------------------------------------------------------------------------------------------------------
AUTO PHYSICAL DAMAGE                X      X        X           X        X                 X              X     X         X
---------------------------------------------------------------------------------------------------------------------------------
AIRCRAFT (ALL PERILS)               X               X           X                          X              X
---------------------------------------------------------------------------------------------------------------------------------
FIDELITY                            X                           X                          X              X
---------------------------------------------------------------------------------------------------------------------------------
SURETY                                                          X                          X
---------------------------------------------------------------------------------------------------------------------------------
GLASS                               X               X           X        X                 X              X               X
---------------------------------------------------------------------------------------------------------------------------------
BURGLARY & THEFT                    X               X           X        X                 X              X               X
---------------------------------------------------------------------------------------------------------------------------------
BOILER & MACHINERY                  X               X           X        X                 X              X
---------------------------------------------------------------------------------------------------------------------------------
CREDIT                              X               X           X        X                 X              X
---------------------------------------------------------------------------------------------------------------------------------
OTHER                              (A)                    (B)(C)(D)(E)                    (F)     (A)(B)(D)(E)(F)    (C)(F)(G)(H)
                                    x                           x                          x              X               X
---------------------------------------------------------------------------------------------------------------------------------

(A) PERSONAL EFFECTS
(B) PERSONAL PROPERTY FLOATER
(C) SPRINKLER LEAKAGE
(D) ELEVATOR
(E) LIVESTOCK
(F) ANIMALS
(G) WATER DAMAGE
(H) HOME PROTECTION
(I) COMM'L AUTO ONLY
(J) HOME WARRANTIES
(K) SPRINKLER LEAKAGE
(L) TITLE INSURANCE

                              SERVICES AGREEMENT


      This Agreement, entered into as of the 12th day of December, 1994, between Colony Management Services, Inc., a Virginia corporation, and Colony Insurance Company, a Virginia corporation, supersedes and voids any and all prior agreements for services between these parties. Witness that in consideration of the covenants and promises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Colony Management Services, Inc. shall provide various services to Colony Insurance Company, but not limited to management, administration, claims, operations, accounting and personnel, the nature, type and extent of such services to be those as may be agreed upon between the parties from time to time.

      2. In consideration of its services pursuant to this Agreement, Colony Management Services, Inc. shall receive as compensation from Colony Insurance Company payable monthly, reimbursement for said services at an amount which approximates their cost.

      3. Colony Management Services, Inc. shall indemnify and hold Colony Insurance Company harmless of and from all claims, causes of action, liability, damages and expenses arising out of or in connection with any error or omission of Colony Management Services, Inc., its employees or agents, in the performance of such services pursuant to this Agreement.

      4. The term of this Agreement is continuous, subject to termination by either party, without cause, upon 120 days written notice received prior thereto.

      5. Nonetheless, Colony Insurance Company, being at risk and having ultimate control and responsibility for the functions delegated to Colony Management Services, Inc., at times shall have the ultimate authority with respect to all matters pertaining to the general welfare of Colony Insurance Company.

      6. It is understood that all books and records maintained for Colony Insurance Company are the sole property of Colony Insurance Company and if this Agreement is terminated for whatsoever reason, Colony Management Services, Inc. shall promptly deliver all such books and records to Colony Insurance Company.

      7. It is understood that Colony Insurance Company has custody of, responsibility for, and control of all investments.


      8. Although it is the intention of Colony Management Services, Inc. not to collect premiums, such premiums collected by Colony Management Services, Inc., if any, will be held in a fiduciary capacity and paid over to Colony Insurance Company at the end of each month.

COLONY MANAGEMENT SERVICES, INC.                  COLONY INSURANCE COMPANY


By:_________________________________              By:___________________________
            Gregg T. Davis                                  John K. Latham
            Treasurer                                       President

                              SERVICES AGREEMENT


      This Agreement, entered into as of the 12th day of December, 1994, between Colony Management Services, Inc., a Virginia corporation, and Hamilton Insurance Company, a Virginia corporation, supersedes and voids any and all prior agreements for services between these parties. Witness that in consideration of the covenants and promises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Colony Management Services, Inc. shall provide various services to Hamilton Insurance Company, but not limited to management, administration, claims, operations, accounting and personnel, the nature, type and extent of such services to be those as may be agreed upon between the parties from time to time.

      2. In consideration of its services pursuant to this Agreement, Colony Management Services, Inc. shall receive as compensation from Hamilton Insurance Company payable monthly, reimbursement for said services at an amount which approximates their cost.

      3. Colony Management Services, Inc. shall indemnify and hold Hamilton Insurance Company harmless of and from all claims, causes of action, liability, damages and expenses arising out of or in connection with any error or omission of Colony Management Services, Inc., its employees or agents, in the performance of such services pursuant to this Agreement.

      4. The term of this Agreement is continuous, subject to termination by either party, without cause, upon 120 days written notice received prior thereto.

      5. Nonetheless, Hamilton Insurance Company, being at risk and having ultimate control and responsibility for the functions delegated to Colony Management Services, Inc., at all times shall have the ultimate authority with respect to all matters pertaining to the general welfare of Hamilton Insurance Company.

      6. It is understood that all books and records maintained for Hamilton Insurance Company are the sole property of Hamilton Insurance Company and if this Agreement is terminated for whatsoever reason, Colony Management Services, Inc. shall promptly deliver all of such books and records to Hamilton Insurance Company.

      7. It is understood that Hamilton Insurance Company has custody of, responsibility for, and control of all investments.

      8. Although it is the intention of Colony Management Services, Inc. not to collect any premiums, such premiums collected by Colony Management Services, Inc., if any, will be held in a fiduciary capacity and paid over to Hamilton Insurance Company at the end of each month.


COLONY MANAGEMENT SERVICES, INC.               HAMILTON INSURANCE COMPANY


By:_________________________________           By:____________________________
          Gregg T. Davis                                  John K. Latham
          Treasurer                                       President

                           TAX ALLOCATION AGREEMENT
                                    BETWEEN
                      FRONT ROYAL, INC. (Parent company)
                                      AND
                 COLONY INSURANCE COMPANY (Subsidiary Company)


      THIS AGREEMENT, made as of the 12th day of December 1994 by and between FRONT ROYAL, INC., a North Carolina corporation herein referred to as "FRONT ROYAL", AND COLONY INSURANCE COMPANY, a Virginia corporation herein referred to as "COLONY".

                                  WITNESSETH:

      1. FRONT ROYAL agrees to file a consolidated federal income tax return including COLONY for the taxable year of 1994 and for each year thereafter for which a consolidated return is filed. COLONY hereby authorizes and agrees to be bound by the provisions of the consolidated return regulations found under Internal Revenue Code Section (IRC) 1502.

      2. The tax charge or tax refund to COLONY under this agreement shall be the amount that COLONY would have paid or received if it had filed on a separate return basis with the Internal Revenue Service.

      In the event that COLONY has a tax liability on a separate company basis, its taxes will be paid to FRONT ROYAL. In the event that COLONY has a refund of taxes on a separate company basis, the amount will be received from FRONT ROYAL.

      3. This agreement defines a separate return as a return completed by COLONY as if it had filed as a separate corporation. However, any adjustments which are deferred under consolidated tax reporting must be considered when filing a separate return. This include items such as intercompany transactions.

      4. Estimated income payments from COLONY to FRONT ROYAL are to be made within fifteen days after the normal due dates as prescribed by the Internal Revenue Service. If, however, the cumulative estimated income tax payments by COLONY on any due date exceed the estimated cumulative tax liability of COLONY at that date, FRONT ROYAL may return the net over-estimated payment to COLONY.

      5. All settlements for income tax payment to FRONT ROYAL or refund to COLONY shall be made within ninety days after the date of filing the consolidated income tax return for each respective tax year.

      6. If taxable income for any year is revised by the Internal Revenue Service, the tax department for FRONT ROYAL, or other appropriate authority, a recalculation of tax liability for all parties to this agreement shall be made.

      7. This agreement shall be terminated if:

         (a)   The parties agree in writing to such termination.

         (b) Membership in the affiliated group ceases or is terminated for any reason whatsoever.

         (c) The affiliated group fails to file a consolidated return for any taxable year.

      8. Notwithstanding the termination of this agreement, its provisions will remain in effect, with respect to any period of time during the tax year in which termination occurs, for which the income of the terminating party must be included in the consolidated return.

      9. This agreement shall not be assignable by any party.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals of the 12th day of December 1994.

(SEAL)                                         FRONT ROYAL, INC.


                                               By_________________________

                                               ___________________________




(SEAL)                                         COLONY INSURANCE COMPANY


                                               By_________________________

                                               ___________________________

                           TAX ALLOCATION AGREEMENT

                                    BETWEEN
                      FRONT ROYAL, INC. (Parent company)
                                      AND
                HAMILTON INSURANCE COMPANY (Subsidiary Company)


      THIS AGREEMENT, made as of the 12th day of December 1994 by and between FRONT ROYAL, INC., a North Carolina corporation herein referred to as "FRONT ROYAL", AND HAMILTON INSURANCE COMPANY, a Virginia corporation herein referred to as "HAMILTON".

                                  WITNESSETH:

      1. FRONT ROYAL agrees to file a consolidated federal income tax return including HAMILTON for the taxable year of 1994 and for each year thereafter for which a consolidated return is filed. HAMILTON hereby authorizes and agrees to be bound by the provisions of the consolidated return regulations found under Internal Revenue Code Section (IRC) 1502.

      2. The tax charge or tax refund to HAMILTON under this agreement shall be the amount that HAMILTON would have paid or received if it had filed on a separate return basis with the Internal Revenue Service.

      In the event that HAMILTON has a tax liability on a separate company basis, its taxes will be paid to FRONT ROYAL. In the event that HAMILTON has a refund of taxes on a separate company basis, the amount will be received from FRONT ROYAL.

      3. This agreement defines a separate return as a return completed by HAMILTON as if it had filed as a separate corporation. However, any adjustments which are deferred under consolidated tax reporting must be considered when filing a separate return. This include items such as intercompany transactions.

      4. Estimated income payments from HAMILTON to FRONT ROYAL are to be made within fifteen days after the normal due dates as prescribed by the Internal Revenue Service. If, however, the cumulative estimated income tax payments by HAMILTON on any due date exceed the estimated cumulative tax liability of HAMILTON at that date, FRONT ROYAL may return the net over-estimated payment to HAMILTON.

      5. All settlements for income tax payment to FRONT ROYAL or refund to HAMILTON shall be made within ninety days after the date of filing the consolidated income tax return for each respective tax year.

      6. If taxable income for any year is revised by the Internal Revenue Service, the tax department for FRONT ROYAL, or other appropriate authority, a recalculation of tax liability for all parties to this agreement shall be made.

      7. This agreement shall be terminated if:


         (a)   The parties agree in writing to such termination.

         (b) Membership in the affiliated group ceases or is terminated for any reason whatsoever.

         (c) The affiliated group fails to file a consolidated return for any taxable year.

      8. Notwithstanding the termination of this agreement, its provisions will remain in effect, with respect to any period of time during the tax year in which termination occurs, for which the income of the terminating party must be included in the consolidated return.

      9. This agreement shall not be assignable by any party.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals of the 12th day of December 1994.

(SEAL)                                         FRONT ROYAL, INC.


                                               By_________________________

                                               ___________________________







(SEAL)                                         HAMILTON INSURANCE COMPANY


                                               By_________________________

                                               ___________________________

                       DISCLOSURE SCHEDULE 3.14 OF SELLER








Environmental Liability
-----------------------

Ceded reinsurance agreements:

Treaty #       Program       Reinsurers                    Effective Dates
--------       -------       ----------                    ---------------


n/a            CIC/FRIC      Gulf Insurance Co.            8/01/95 - 8/01/96
               UST

AR 2365        CIC/FRIC      Chartwell, Signet Star,       8/01/96 - 8/01/97
               UST           Folksamerica, TIG,
                             Transatlantic Re,
                             Trenwick Am, Zurich Re


Non-Environmental Liability
---------------------------

See the following ceded reinsurance summary.

                           CEDED REINSURANCE CONTRACTS

                    COMMERCIAL (NON-ENVIRONMENTAL LIABILITY)


      The following reinsurance ceded summary includes only two contracts currently in force. Contract number 7679 (Liability, Property and Catastrophe with General Reinsurance Corporation) and AR 2219 (Specialty Lines Casualty Quota Share brokered through AON Re Inc.). See pages 7 and 8, respectively.

      All other listed contracts have either expired or have been terminated. Claims for reinsurance from losses occurring during the effective periods of each agreement are still recoverable from reinsurers.

REINSURANCE CEDED                                                                                                            Page 6
-----------------

 CONTRACT NO.         LINE           TYPE

      &                OF             OF                                                                       BROKER/LEAD
EFFECTIVE DATE      BUSINESS       AGREEMENT             RETENTION                      LIMIT                  UNDERWRITERS
--------------      --------       ---------             ---------                      -----                  ------------

  T 2132-04
    7/1/90         Liability     Excess of Loss   100,000 each occurrence      400,000 each occurrence       100% National Re
  C 195-106
    7/1/90         Liability     Excess of Loss             Nil                  500,000 Xs 500,000           Sullivan Payne
                                                                                   each occurrence         U.S. Int'l Re - 20%
                                                                                                             North Star - 20%
                                                                                                            Great Lakes - 15%
                                                                                                              Frankona - 15%

  C 195-107
    7/1/90         Liability         Clash                  Nil                    1,000,000 each         Constitution Re - 25%
                                                                                     occurrence          Philadelphia Re - 17.5%
                                                                                                              Frankona - 10%

  T 2132-04
    7/1/91         Liability     Excess of Loss   100,000 each occurrence      400,000 each occurrence       100% National Re
  C 195-106
    7/1/91         Liability     Excess of Loss             Nil                  500,000 Xs 500,000           Sullivan Payne
                                                                                   each occurrence          North Star - 27.5%
                                                                                                             Frankona - 27.5%
                                                                                                            Great Lakes - 15%

  C 195-107
    7/1/91         Liability         Clash                  Nil               1,000,000 Xs of 1,000,000   Constitution Re - 25%
                                                                                   each occurrence         Nederlanose - 17.5%
                                                                                                             North Star - 10%
                                                                                                              Frankona - 10%

REINSURANCE CEDED                                                                                                            Page 7
-----------------

 CONTRACT NO.         LINE             TYPE
      &                OF               OF                                                                          BROKER/LEAD
EFFECTIVE DATE      BUSINESS         AGREEMENT              RETENTION                      LIMIT                    UNDERWRITERS
--------------      --------         ---------              ---------                      -----                    ------------

      7679
     7/1/92        Liability         Excess of Loss     100,000 each occurrence      900,000 each occurrence     100% General Re
                                                        (250,000 after 12-31-95)     (750,000 after 12-31-95)
                                                                                        and 2 Million Clash
                                                                                        Excess of 1 Million


Continuous until
   Cancelled
    10/1/93                                                                                                           As Above
  Anniversary

      7679
     7/1/92         Property         Excess of Loss     100,000 each occurrence         900,000 each risk             As Above
    As Above                                            (250,000 after 12-31-95)     (750,000 after 12-31-95)
                                                                                      1,800,000 each occ.

      7679
     7/1/92        Catastrophe           Excess             500,000 or 15% of            95% of 3.5 Million           As Above
Continuous until                                             subject premium
   Cancelled

7/1/anniversary
      date

    AR 2219
    9/15/95      Specialty Lines  Casualty Quota Share        20% 1,000,000                80% 1,000,000            AON Re Inc.
                Casualty Business                              quota share                  quota share          Chartwell Re - 20%
                                                                                         each claim and/or          TIG Re -30%
                                                                                          each occurrence         Zurich Re - 30%

REINSURANCE CEDED                                                                                                            Page 8
-----------------

 CONTRACT NO.                   LINE                     TYPE
      &                          OF                       OF                                                    BROKER/LEAD
EFFECTIVE DATE                BUSINESS                 AGREEMENT     RETENTION  LIMIT                          UNDERWRITERS
--------------                --------                 ---------     ---------  -----                          ------------


   Continuous until
      Cancelled
10/1 Anniversary date

       JBW 2044

        4/1/84             Investor Surety          Quota Share      Various     5% of up to $300,000           J.W. Beresford
                                Bonds               Retrocession                       each bond                Wood & Company
                                                   (5% of gross)                                               Telect Insurance
                                                                                                                Company, Ltd.

        No. 1


      11/1/84 to           Investor Surety          Quota Share      Various   22 1/2% of up to $300,000    Employers Reinsurance
        1/1/86           Bonds (Real Estate)        Retrocession                       each bond                    Corp.
                                                  30% of assumed)

        No. 2

      5/1/84 to            Investor Surety          Quota Share      Various   37 1/2% of up to $300,000    Employers Reinsurance
        1/1/86            Bonds (Oil & Gas)         Retrocession                       each bond                    Corp.
                                                  50% of assumed)

      Unwritten         Investors Surety Bonds      Quota Share      Various    10% to 33 1/3% of up to           Waite Hill
                                                    Retrocession                  $300,000 each bond           Assurance, Ltd.
                                                (10% to 33 1/3T of
                                                        ross)

                           HAMILTON INSURANCE COMPANY
                         STATUTORY FINANCIAL STATEMENTS
                                NOVEMBER 30, 1996
                                    UNAUDITED


ANALYSIS OF ADMITTED ASSETS                                           HAMILTON
----------------------------------------------                       ----------

Cash and invested assets                                             12,549,300
Agents' balances                                                         34,950
Funds held by reinsured companies                                             0
Reinsurance recoverable on paid loss/lae                                102,420
Federal income tax recoverable
Accrued investment income                                               203,729
Intercompany receivables                                                 56,640
Other assets                                                             (1,884)
                                                                     ----------

Totals                                                               12,945,155
                                                                     ==========


LIABILITIES AND SURPLUS
----------------------------------------------

Net loss reserves                                                     3,582,079
Net lae reserves                                                        681,716
Accrued expenses                                                         92,805
Federal income tax payable                                              131,978
Unearned premium                                                      2,124,330

Funds held under reinsurance treaties                                         0
Provision for reinsurance
Excess statutory reserve                                                235,000
Intercompany payables                                                   303,406
Other liabilities                                                        10,029
                                                                     ----------

   Total liabilities                                                  7,161,343

Capital stock                                                         1,500,000
Paid in capital                                                       4,838,657
Unassigned surplus                                                     (554,846)
                                                                     ----------

   Policyholders' surplus                                             5,783,812
                                                                     ----------

Totals                                                               12,945,155
                                                                     ==========

      STATEMENT AS OF SEPTEMBER 30, 1996 OF THE HAMILTON INSURANCE COMPANY

                               ANALYSIS OF ASSETS



                                                          (1)          (2)              (3)              (4)           (5)
                                                                  Non-Ledger Incl. Assets Not Admtd
                                                                  Excess of Market Incl.Excess of    Net Admitted  Previous Year
                                                         Ledger   (or Amortized)   Book Over Market      Assets       Ending
                                                         Assets   Over Book Values (or Amort.Values)  Cols.1+2-3)  December 31,1995
-----------------------------------------------------------------------------------------------------------------------------------

1.  Bonds                                               10,848,150                                     10,848,150     9,404,504

2.  Stocks:
    2.1  Preferred stocks
    2.2  Common stocks

3.  Mortgage loans on real estate
    (a)  First liens
    (b)  Other than first liens

4.  Real Estate:
    4.1  Properties occupied by the company
         (less $_______ encumbrances)
    4.2  Other properties

         (less $_______encumbrances)

5.  Collateral loans

6.1 Cash on hand and on deposit:
    (a)  Cash in company's office
    (b)  Cash on deposit                                    28,666                                         28,666       150,967

6.2 Short-term investments                               1,563,959                                      1,563,959     1,586,134

7.  Other invested assets

8.  Aggregate write-ins for invested assets             12,440,775                                 (a) 12,440,775    11,141,605

8a. Subtotals, cash and invested assets
    (Lines 1 through 8)

9.  Agents' balances or uncollected premiums
    (net as to commissions and dividends)
    9.1 Premiums and agents' balances in course
        of collection (after deducting ceded
        reinsurance balances payable of $43,019)             9,976                          8,400           1,576       (23,102)
    9.2  Premiums, agents' balances and installments
         booked but deferred and not yet due (after
         deducting ceded reinsurance balances payable
         of $__________)
    9.3  Accrued retrospective premiums (after
         deducting ceded reinsurance balances
         payable of $__________)

10. Funds held by or deposited with
    reinsured companies                                    179,570                                        179,570       131,000

11. Bills receivable, taken for premiums

12. Reinsurance recoverables on loss and
    loss adjustment expense payments                       128,557                                        128,557       152,595

13. Federal income tax recoverable

14. Electronic data processing equipment

15. Interest, dividends and real estate
    income due and accrued                                                173,285                         173,285       168,524

16. Receivable from parent, subsidiaries
    and affiliates                                          32,441                                         32,441        81,266

17. Equities and deposits in pools
    and associations

18. Amounts receivable relating to uninsured accident and health plans


19. Other assets:
    19.1 Equipment, furniture and supplies                                                                    XXX           XXX
    19.2 Bills receivable, not taken for premiums                                                             XXX           XXX
    19.3 Loans on personal security, endorsed or not                                                          XXX           XXX

20. Aggregate write-ins for other than invested assets       6,485                                          6,485         6,485

-----------------------------------------------------------------------------------------------------------------------------------
21.         TOTALS (lines 8a through 20)                12,797,804        173,285           8,400      12,962,689    11,658,373
-----------------------------------------------------------------------------------------------------------------------------------


                                                          (1)          (2)              (3)              (4)           (5)
                                                                  Non-Ledger Incl. Assets Not Admtd
                                                                  Excess of Market Incl.Excess of    Net Admitted  Previous Year
                                                         Ledger   (or Amortized)   Book Over Market      Assets       Ending
                                                         Assets   Over Book Values (or Amort.Values)  Cols.1+2-3)  December 31,1995
-----------------------------------------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS AGGREGATED AT LINE 8
      FOR INVESTED ASSETS
-----------------------------------------------------------------------------------------------------------------------------------


0801
0802
0803
0898  Summary of remaining write-ins for
      Line 8 from overflow page
0899      TOTALS (Lines 0801 thru 0803 plus 0898)
          (Line 8 above)
-----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS AGGREGATED AT LINE 20
      FOR OTHER THAN INVESTED ASSETS
-----------------------------------------------------------------------------------------------------------------------------------
2001  Contingent ceding commissions receivables         6,485                                               6,485         6,485
2002
2003
2098  Summary of remaining write-ins for
      Line 20 from overflow page
2099      TOTALS (Lines 2001 thru 2003 plus 2098)
          (Line 20 above)                               6,485                                               6,485         6,485

-----------------------------------------------------------------------------------------------------------------------------------

(a) includes $__________ investments in parent, subsidiaries, and affiliates

                                FRONT ROYAL, INC.


                              1996 Insurance Report












                                  Prepared by:

                                       Palmer & Cay/Carswell of Virginia, Inc.
                                       P.O. Box 667
                                       814 East Main Street
                                       Richmond, VA 23218-0667
                                       (804) 649-0308

                                FRONT ROYAL, INC.

                              1996 Insurance Report



                                Table of Contents




  I.        Policy Digests
            o      Property/Casualty

            o      Surety

 II.        Policy Summaries
            o      Package
            o      Business Automobile
            o      Workers' Compensation
            o      Umbrella
            o      Financial Institution Bond
            o      Insurance Companies Professional Liability,
                   Directors' & Officers' Liability and Fiduciary Liability
            o      Consultants' Environmental Liability

III.        Premium Summary/Monthly Payment Schedule

                                FRONT ROYAL, INC.

                              1996 Insurance Report



                                I. Policy Digests

                                  o Property/Casualty
                                  o Surety

                                FRONT ROYAL, INC.

                              1996 INSURANCE REPORT
                         Property/Casualty Policy Digest


                                                                    Policy                  Insurer
          Coverage                         Entities                 Period            (1995 Best Rating)             Policy Number
          --------                         --------                 ------            ------------------             -------------

Package                                       All                1/01/96-1/01/97    Hartford Insurance Companies       14UUNBC4984

                                                                                    (A+/XV)

Business Auto                                 All                1/01/96-1/01/97    Hartford Fire Insurance            14UENBC4797
                                                                                    Company (A+/XV)

Workers' Compensation                         All                1/01/96-1/01/97    Hartford Underwriters Insurance    14WEBX6470
                                                                                    Company (A+/XV)

Umbrella                                      All                1/01/96-1/01/97    Hartford Casualty Insurance        14XHUBC0042
                                                                                    Company (A+/XV)

Professional and D&O Liability:               All                12/30/95-12/30/96  Evanston Insurance Company         IC-7000598
o  Cov A:                                                                           (A/VIII)
   Professional Liability

o  Cov B:                                     All                11/30/95-12/30/96  Evanston Insurance Company         IC-7000598
   Directors & Offices Liability                                                    (A/VIII)

o  Cov C:                                Front Royal, Inc.       12/30/95-12/30/96  Evanston Insurance Company         IC-7000598
   Fiduciary Liability                                                              (A/VIII)

Consultants' Environmental Liability  Front Royal Environmental  1/23/96-1/01/97    American International Specialty   8183745
                                      Trust Services, Inc.                          Lines Insurance Company
                                      Front Royal Engineering                       (A++/XV)
                                        Services, Inc.

Financial Institution Bond                    All                11/30/95-11/30/96  National Union Fire Insurance      482-1612
                                                                                    Company (A++/XV)

                                FRONT ROYAL, INC.

                              1996 INSURANCE REPORT
                               Surety Bond Digest



                                                                                                  Surety
 Type of Bond        Principal                       Obligee                 Bond Term       (1995 Best Rating)    Bond Number
 ------------        ---------                       -------                 ---------       ------------------    -----------

Financial         Barbara J. Howard           Commonwealth of Kentucky    11/29/95-11/29/96  Fidelity & Deposit      30702484
Responsibility                                                                               (A/VIII)


Financial         John S. Ramsey              Commonwealth of Kentucky    11/29/95-11/29/96  Fidelity & Deposit      30702385
Responsibility                                                                               (A/VIII)

Surplus Lines     Julie G. Farley             Commonwealth of Virginia    12/21/95-3/15/97   Fidelity & Deposit      30702854
                                                                                             (A/VIII)

Surplus Lines     Front Royal Environmental   Commonwealth of Virginia     2/26/96-3/15/97   Fidelity & Deposit      LPM8016944
                  Insurance Mgmt., Inc.                                                      (A/VIII)

                                FRONT ROYAL, INC.



                              1996 Insurance Report



II.        Policy Summaries

           o      Package
           o      Business Automobile
           o      Workers' Compensation
           o      Umbrella
           o      Financial Institution Bond
           o      Insurance Companies Professional Liability,
                  Directors' & Officers' Liability and Fiduciary
                  Liability
           o      Consultants' Environmental Liability












These summaries have been prepared for your convenience and are not exact and binding analyses of the coverages. Even though care has been taken in its preparation, the original policies will prevail as the sole binding documents in the event of a discrepancy.

                                FRONT ROYAL, INC.


Policy Type:                  Package

Policy Number:                14UUNBC4984

Policy Period:                January 1, 1996 to January 1, 1997

Premium:                      $7,209

Locations:                    1)   9201 Forest Hill Avenue
                                   Suite 200
                                   Richmond, VA 23235

                              2)   2200 Gateway Center Drive
                                   Morrisville, NC 27560

                              3)   5031-G West W.T. Harris Blvd.
                                   Charlotte, NC 28269

Cancellation Notice:          Sixty Days Notice of Cancellation except for
                              nonpayment of premium

Section 1 - Property

Insurer:                      Hartford Insurance Company of the Midwest

Amount of Insurance:          Loc.1)    $430,800 Personal Property
                                        $289,860 Extra Expense

                              Loc.2)    $107,200 Personal Property

                              Loc.3)    $37,600 Personal Property

Covered Causes of Loss:       SPECIAL FORM - Risk of Direct Physical Loss or
                              Damage subject to policy terms, conditions or exclusions.

Valuation:                    Personal Property - Replacement Cost
                              Extra Expense - Actual Loss Sustained (40/80/100%
                              Recovery)

Coinsurance:                  80% Waived by Agreed Value Endorsement

Deductibles:                  $250 Per Occurrence - Personal Property
                              Nil - Extra Expense

Extensions of Coverage:       o    $10,000 -  Accounts Receivables - Each
                                              Described Premises

                              o    $10,000 -  Computer Equipment - Each
                                              Described Premises

                              o    $10,000 -  Fine Arts - Each Described
                                              Premises

                              o    $10,000 -  Extra Expense - Each Described
                                              Premises

                              o    $25,000 -  Valuable Papers and Records
                                              Including Electronic Media - Each
                                              Described Premises

                              o    $10,000 -  Outdoor Property for loss due to
                                              named perils but not to exceed
                                              $1,000 for any one tree, shrub or
                                              plant

                              o    $10,000 -  Personal Effects and Property of
                                              Others - Each Described Premises

                              o    $10,000 -  Property at Other Premises

                              o    $10,000 -  Property in Transit

                              o    $1,000 -   Salespersons Samples

                              o    $10,000 -  Exhibitions - Any One Exhibition

                              o    $250,000-  Business Personal Property-Newly
                                              Acquired Locations if reported
                                              within 90 Days

                              o    $5,000 -   Arson Reward

                              o    $5,000 -   Claim Expenses

                              o    $10,000 -  Debris Removal

                              o    $5,000 -   Fire Department Service Charge

                              o    Included - Fire Equipment Recharge


                              o    Included - Back Up of Sewers or Drains

                              o    $10,000 -  Change in Temperature, Electrical
                                              Injury and Off-Premises Services

Loss of Payees:               Location 2:

                                   1)   Wachovia Bank of NC
                                        Box 2252
                                        Durham, NC 27702

                                   2)   BB&T
                                        Box 27961
                                        Raleigh, NC 27611

                              Location 3:

                                   1)   Paul B. Williams Financial Services
                                        P.O. Box 728
                                        Parkridge, NJ 17656-0728

                                   2)   Spring Leasing Corporation
                                        P.O. Box 667817
                                        Charlotte, NC 28266-7817

Section II - Inland Marine

Insurer:                      Twin City Fire Insurance Company

A.  Electronic Data
      Processing

      Amount of Insurance:    Loc.1)    $777,500 Computer Equipment
                                        $95,000 Extra Expense

                              Loc.3)    $85,000 Computer Equipment
                                        $25,000 Extra Expense

Covered Cause of Loss:        Risks of Direct Physical Loss or Damage including
                              Mechanical Breakdown, Off-Premises Power Failure,

                              Flood and Earthquake, subject to policy
                              terms, conditions and exclusions.

Valuation:                    Computer Equipment - Replacement Cost

                              Media and Data - Full cost of
                              Replacement or reproduction when media

                              is actually replaced or reproduced, if
                              not replaced or reproduced, the values
                              of the blank media.

                              Extra Expenses - Actual Loss Sustained

Deductible:                   o    $250 Per Occurrence
                              o    $1,000 Per Occurrence - Breakdown Nil - Extra
                                   Expense

Extensions of Coverage:       o    $25,000 Media and Data
                              o    $25,000 Transit and Off-Premises
                              o    $50,000 Storage of Duplicate Media and Data
                                   permanently stored at locations not listed in the schedules
                              o    $5,000 Instructional and Operating Manuals
                              o    $2,500 Expense to recharge Automatic Fire
                                   Protection Equipment
                              o    $500,000 Newly Acquired Covered Property if
                                   reported within 60 Days
B.    Scientific Instruments

      Amounts of Insurance:   $68,921 Scientific Instruments per Schedule of
                              Equipment Attached

      Covered Causes of
      Loss: Risks of Direct Physical Loss or Damage subject to policy terms, conditions and exclusions

      Valuation:              Replacement Cost

      Deductible:             $500 Any One Occurrence

C.    Contractor's Equipment

      Amounts of Insurance    $43,000 Miscellaneous Equipment Leased or Rental

      Covered Caused of
      Loss: Risks of Direct Physical Loss or Damage subject to policy terms, conditions and exclusions

      Valuation:              Actual Cash Value

      Deductible:             $250 Any One Occurrence

Section III - Commercial General Liability

Insurer:                      Twin City Fire Insurance Company


Limits of Liability:          o    $1,000,000 General Aggregate
                              o    $1,000,000 Products/Completed Operations
                                              Aggregate
                              o    $1,000,000 Personal & Advertising Injury
                              o    $1,000,000 Each Occurrence
                              o    $300,000   Fire Damage
                              o    $10,000    Medical Expense

                                   Employee Benefits Liability
                                        $1,000,000 Each Claim
                                        $1,000,000 Aggregate
                                        (Retroactive Date: April 3, 1995)

Notable Endorsements
and Other Provisions:         o    Designated Professional Services
                                        Exclusion - Consulting

                              o    Financial Institutions Exclusion

                              o    Insurance and Related Operation Exclusion

                              o    Pollution Exclusion except for
                                   Bodily Injury and Property Damage
                                   caused by heat, smoke or fumes from
                                   a hostile fire.

                              o    General Aggregate Limit Per Location

                              o    General Liability Coverage Enhancement
                                   Endorsement (Items likely to be applicable to Front Royal, Inc. are listed)

                                        1.  Broad Named Insured Wording

                                        2.  Knowledge of Occurrence
                                        3.  Notice of Occurrence
                                        4.  Unintentional Errors and Omissions
                                        5.  Broadened Contractual Liability
                                        6.  Non-Owned Watercraft Exclusions - 50
                                            Feet
                                        7.  Fire, Lightning or Explosion Damage
                                            Liability Extension
                                        8.  Incidental Medical Malpractice
                                            Extension
                                        9.  Additional Insured - By Contract,
                                            Agreement or Permit
                                        10. Liberalization Provision


                              o    Waiver of Subrogation - Burroughs Wellcome
                                   Co.

Additional Insured:           o    Spring Leasing Corporation - Lessors of
                                   Leased Equipment

Exposure Basis:               o    Building or Premises - Office

                                   Loc 1)       19,124 Sq. Ft.
                                   Loc 2)       6,600 Sq. Ft.
                                   Loc 3)       2,500 Sq. Ft.

                              o    Employee Benefits Liability
                                   Number of Employees - 96

Named Insureds:           Front Royal, Inc.
                          Colony Management Services, Inc.
                          Colony Insurance Company
                          Front Royal Environmental Insurance Management,
                          Inc.
                          Front Royal Insurance Company
                          Hamilton Insurance Company
                          Triangle Engineering, Inc.
                          Front Royal Environmental Services, Inc.
                          Front Royal Environmental Trust Services, Inc.
                          Front Royal Engineering Services, P.C.

                                FRONT ROYAL, INC.

                             SCIENTIFIC INSTRUMENTS

Item No.   Full Description of Property Covered               Limit of Insurance
--------   ------------------------------------               ------------------
   1       1 48 Foxboro Ova GC                                             1,592
   2       1 147 PH Meter                                                    645
   3       1 148 OVA Restoration                                             389
   4       1 154 Oil-Water Separator                                       5,028
   5       1 168 H NU/OVA                                                  4,999
   6       1 54 Water Level Meter                                            170
   7       1 169 Water Meter Hi-Low                                          480
   8       1 60 Sollinst 100"                                                397
   9       1 102 Tosmiba Laptop Computer                                   3,469
   10      1 66 Motorola Cellular Phone                                      458
   11      1 77 Yamaha Generator                                           3,701
   12      1 8001 Insitu Hermit SE 1000B                                   3,667
   13      1 8002 Instiu Hermit SE 1000B                                   3,667
   14      1 81 Hermit Transoucer X4                                       8,000

   15      1 82 Portable Compressor                                          468
   16      1 83 Augers/Mini R10                                              472
   17      1 84 Mini RIG/SMP Engine                                          619
   18      1 85 Mcortonics Explosimeter                                    1,890
   19      1 86 Water Meter MOD/101                                          513
   20      1 87 Interface Probe M/121                                      1,839
   21      1 3802 OVA                                                      2,396
   22      1 8803 Down-Well Pump                                           4,000
   23      1 90 HNU/OVA                                                    4,245
   24      1 96 Magnotometer/Locator                                         682
   25      1 98 Elect Hammer/LT Breaker                                      931
   26      1 99 Chisel/Bits-Hammer                                            32
   27      1 106 Air Compressor                                              932
   28      1 107 MNU/OVA                                                   5,240
   29      Homemade Trailer with Mounted Oil Drill
           with Attachments                                                8,000
                                                                           -----
           S#1094J275TKO10115
                                              TOTAL                        68,92

                                FRONT ROYAL, INC.

Policy Type:                  Business Automobile

Insurer:                      Hartford Fire Insurance Company

Policy Number:                14UENBC4797

Policy Period:                January 1, 1996 to January 1, 1997

Premium:                      $7,213

Limits of Liability:          $1,000,000    Each Accident - Bodily Injury and
                                            Property Damage Liability - Any Auto

                              $2,000    Each Person - Medical Expense -
                              Owned Autos Only

                              $1,000,000    Each Accident - Uninsured Motorists
                              - Owned Autos Only

                              $1,000,000    Each Accident - Underinsured
                                            Motorists
                                            (When not included in Uninsured
                                            Motorists Coverage)- Owned Autos
                                            Only


                              Comprehensive -
                              o    Specifically Described Autos -
                                   Actual Cash Value less a $1,000
                                   Deductible except 1995 Ford Ranger
                                   which is subject to $250 Deductible

                              Collision -
                              o    Specifically Described Autos -
                                   Actual Cash Value less a $1,000
                                   Deductible except 1995 Ford Ranger
                                   which is subject to $500 Deductible

Covered Autos:                See Schedule of Vehicles Attached

Notable Endorsements
and Other Provisions:         o    Commercial Automobile Broad Form Endorsement

                                   1. Broad Named Insured Wording
                                   2. Fellow Employee Exclusion Modified

                                   3. Extended Cancellation Condition - 60 Days
                                   4. Hired Car Physical Damage Coverage on
                                      Excess basis - The lesser of
                                      the cost to repair, ACV or
                                      $35,000 less a $1,000
                                      Deductible
                                   5. Unintentional Failure to Disclose Hazards
                                   6. Hired Auto - Broadened Coverage Territory
                                   7. Amended Duties in the Event of Accident,
                                      Claim, Suit or Loss (Knowledge of
                                      Accident)
                              o    Additional Insured
                                        Emro Marketing
                                        500 Speedway Drive
                                        Room A-2019
                                        Enon, OH 45323

                              o    Additional Insured/Lessor
                                   1.   See Schedule of Autos

                              o    Loss Payee
                                   1.   See Schedule of Autos

Named Insureds:               Front Royal, Inc.
                              Colony Management Services, Inc.
                              Colony Insurance Company
                              Front Royal Environmental Insurance Management,

                              Inc.
                              Front Royal Insurance Company
                              Front Royal Environmental Services, Inc.
                              Hamilton Insurance Company
                              Triangle Engineering, Inc.
                              Front Royal Environmental Trust Services, Inc. Front Royal Engineering Services, P.C.

                                FRONT ROYAL, INC.

                          1996/97 Schedule of Vehicles

Auto No.   Garage Location            Description               I.D.#       Cost New     Additional Insured         Loss Payee
--------   ---------------            -----------               -----       --------     ------------------         ----------
   1       Morrisville, NC    1963 Heil Semi Trailer   912972

   2       Morrisville, NC    1993 Ford Pick-up        1FTEF15Y4PNA63849    $12,250    Leasing Services, Inc.   First Citizens Bank

   3       Morrisville, NC    1993 Ford Pick-up        1FTET15Y2PNA63848    $12,250    Leasing Services, Inc.   First Citizens Bank

   4       Morrisville, NC    1993 Ford Pick-up        1FTEX14N9PKB09102    $17,867    Leasing Services, Inc.   First Citizens Bank

   5       Raleigh, NC        1989 Olat Trailer        109RJ27S1K010115

   6       Raleigh, NC        1994 Ford Cr. Victoria   2FALP74WXRX107884    $20,715    Leasing Services, Inc.   First Citizens Bank

   7       Charlotte, NC      1993 Olds Cutlass        1G3AG54N7P6398057    $10,500    Leasing Services, Inc.   First Citizens Bank

   8       Charlotte, NC      1995 Ford Ranger         1FTCR14U2FTA06552    $17,658    Valley National          Valley National
                                                                                       Financial Services       Financial Services

                                FRONT ROYAL, INC.


Policy Type:                  Workers' Compensation

Insurer:                      Hartford Underwriters Insurance Company


Policy Number:                14WEBX6470

Policy Period:                January 1, 1996 to January 1, 1997

Premium:                      $1 9,335

Limits of Liability:          Coverage A  Statutory:  VA,NC

                              Coverage B Bodily Injury by Accident -$100,000 Each Accident
                              Bodily Injury by Disease - $500,000 Policy Limit Bodily Injury by Disease - $100,000 Each Employee

Notable                       o    Sixty Days Notice of Cancellation or Non
Endorsements                       Renewal, except for nonpayment of premium
and Other
Provisions:                   o    Other States Coverage

                              o Voluntary Compensation Employer's Liability Coverage Endorsement

                              o Foreign Voluntary Compensation and Employer's Liability

                                      1.  Repatriation - $25,000 Per Employee
                                      2.  Coverage included for Endemic Diseases

                              o    United States Longshoremen's and Harbor
                                   Workers' Compensation Act Coverage
                                   Endorsement

                                FRONT ROYAL, INC.

                              Schedule of Payrolls
                              --------------------



Classification      Description                    State              Payroll
--------------      -----------                    -----              -------
     Code
     ----

   8810           Clerical Office Employees          VA             2,856,488
                                                     NC               809,779

   8601           Engineering - Consulting           NC               769,662



Named Insureds:   Front Royal, Inc.
                  Colony Management Services, Inc.
                  Colony Insurance Company
                  Front Royal Environmental Insurance Management, Inc.
                  Front Royal Insurance Company
                  Front Royal Environmental Services, Inc.
                  Hamilton Insurance Company
                  Triangle Engineering, Inc.
                  Front Royal Environmental Trust Services, Inc.
                  Front Royal Engineering Services, P.C.

                                FRONT ROYAL, INC.


Policy Type:                  Umbrella

Insurer:                      Hartford Casualty Insurance Company

Policy Term:                  1 4XHUBC0042

Policy Term:                  January 1, 1996 to January 1, 1997

Premium:                      $2,300

Limits of Liability:          o    $4,000,000 Each Occurrence
                              o    $4,000,000 Products/Completed Operations
                                              Aggregate
                              o    $4,000,000 General Aggregate
                              o    $4,000,000 Bodily Injury By Disease Aggregate

Retained Limit:               o    $10,000    Each Occurrence

Schedule of
Underlying Insurance:         o    Commercial General Liability
                              o    $1,000,000 General Aggregate
                              o    $1,000,000 Products Completed Operations
                                              Aggregate
                              o    $1,000,000 Personal and Advertising Injury
                              o    $1,000,000 Each Occurrence

                              o    Automobile Liability
                                   $1,000,000 Each Accident

                              o    Employers Liability
                                   $100,000   Each Accident
                                   $500,000   Disease Policy Limit

                                   $100,000   Disease Each Employee

                              o    Employee Benefits Liability
                                   $1,000,000 Each Claim
                                   $1,000,000 Aggregate

 Notable Endorsements:        o    Absolute Asbestos Exclusion
                              o    Personal Injury Following Form
                              o    Injury to Leased Workers Exclusion

Notable Endorsements
(Cont'd):                     o    Care, Custody or Control of Personal Property
                                   Exclusion
                              o    Care, Custody or Control of Real Property
                                   Exclusion
                              o    Employers' Liability Following Form
                              o    Insurance or Real Estate Agents and Brokers
                                   Errors and Omissions Exclusion
                              o    Designated Professional Services
                                   Exclusion-Consulting
                              o    Real Estate Operations Limitation of Coverage
                              o    Limitation of Coverages - Financial
                                   Institutions

Named Insureds:               Front Royal, Inc.
                              Colony Management Services, Inc.
                              Colony Insurance Company
                              Front Royal Environmental Insurance Management,
                              Inc.
                              Front Royal Insurance Company
                              Front Royal Environmental Services, Inc.
                              Hamilton Insurance Company
                              Triangle Engineering, Inc.
                              Front Royal Environmental Trust Services, Inc.
                              Front Royal Engineering Services, P.C.

                                FRONT ROYAL, INC.

Policy Type:                  Financial Institution Bond

Insurer:                      National Union Fire Insurance Company


Bond Number:                  482-70-39

Bond Period:                  November 30, 1995 to November 30, 1996

Premium:                      $6,669

Limits of Liability:          $1,000,000 Single Loss
                              $1,000,000 Aggregate

Deductible:                   $50,000 Single Loss

Insuring Agreements:          A) Fidelity
                              B) On Premises
                              C) In Transit
                              D) Forgery or Alt ration
                              E) Securities
Notable Endorsements
and Other Provisions:         o    Coverage Application is incorporated into the
                                   bond
                              o    Legal proceedings to determine the insured's
                                   liability for any loss, claim or damage to be reported to the Underwriter within 30 days.
                              o    60 day notice of cancellation
                              o    Loss Sustained Coverage Endorsement
                              o    Computer Systems Coverage Endorsement
                              o    Central Handling of Securities Endorsement
                              o    ERISA Rider
                              o    Front Royal, Inc. 401(k) Profit Sharing Plan

Named Insureds:               Front Royal, Inc.
                              Colony Management Services, Inc.
                              Colony Insurance Company
                              Front Royal Environmental Insurance Management,
                              Inc.
                              Front Royal Insurance Company
                              Front Royal Environmental Services, Inc.
                              Hamilton Insurance Company
                              Triangle Engineering, Inc.
                              Front Royal Environmental Trust Services, Inc.
                              Front Royal Engineering Services, P.C.

                                FRONT ROYAL, INC.


Policy Type:                  Insurance Companies Professional, Directors'&
                              Officers' Liability Indemnity and Fiduciary
                              Liability Insurance


Insurer:                      Evanston Insurance Company

Policy Number:                IC-700598

Policy Term:                  November 30,1995 to December 30,1996

Premium:                      $234,986.07 (Includes $5,167.31 Surplus Lines Tax/
                              $160.76 Bureau Fee)

Cancellation Notice:          Sixty days except in the event of nonpayment of
                              premium

Coverage A:                   Insurance Companies Professional Liability (Claims
                              Made and Reported)

Limits of Liability:          $3,000,000 Each Claim
                              $3,000,000 Aggregate

Deductible:                   $200,000 Each Claim

Insurer's Participation:      100%

Notable Endorsements and
Other Provisions:             o    Prior Acts Exclusion November 1, 1991 for
                                   Colony Management
                              o    Insured Entities
                                      Front Royal, Inc.
                                      Hamilton Insurance Company
                                      Colony Management Services, Inc.
                                      Front Royal Environmental Insurance
                                      Management, Inc.
                                      Front Royal Environmental Services, Inc.
                                      Triangle Engineering, Inc.
                                      Front Royal Insurance Company
                                      Colony Insurance Company
                                      Front Royal Engineering Services, PC
                                      Front Royal Environmental Trust Services,
                                      Inc.

Coverage B:                   Directors' & Officers' Liability
                              (Claims Made and Reported)

Limits of Liability:          $3,000,000 Each Claim
                              $3,000,000 Aggregate

Deductibles:                  $0 Each Claim - Each Director or Officer

                              $0 Each Claim - All Directors and Officers
                              $100,000 Corporate Reimbursement

Insurer's Participation       100%

Notable Endorsements and
Other Provisions:             o    Prior Acts Exclusion May 19, 1992 for Front
                                   Royal Environmental Services, Colony
                                   Insurance Company, Hamilton Insurance Company and resulting from Cardinal Insurance Company

                              o    Prior Acts Exclusion
                                   January 18, 1993 for Front Royal
                                   Environmental Insurance Management, Front
                                   Royal Environmental Services, Triangle
                                   Engineering and Front Royal Insurance Company

                              o    Pending and Prior Litigation Exclusion
                                   November 1, 1993 for Colony Management
                                   Services, Colony Insurance Company, Hamilton
                                   Insurance Company and resulting from Cardinal Insurance Company

                              o    Amendment of "professional services"
                                   definition to include insurance agents and brokerage operations

                              o    Insurance Agents and Brokers Insolvency
                                   Exclusion

                              o Pending and Prior Litigation Exclusion - May 19, 1992

                              o    Insured Entities
                                      Front Royal, Inc.
                                      Hamilton Insurance Company
                                      Colony Management Services, Inc.

                                      Front Royal Environmental Insurance
                                      Management, Inc.
                                      Front Royal Environmental Services, Inc.
                                      Triangle Engineering, Inc.
                                      Front Royal Insurance Company
                                      Colony Insurance Company
                                      Front Royal Engineering Services, PC
                                      Front Royal Environmental Trust Services,
                                      Inc.


Coverage C                    Fiduciary Liability
                              (Claims Made and Reported)

Limits of Liability:          $1,000,000 Each Claim
                              $1,000,000 Aggregate

Deductible:                   $10,000 Each Claim

Employee Benefit Plan:        Front Royal, Inc. 401 (k) Profit Sharing Plan

Sponsoring Employer:          Front Royal, Inc.

                                FRONT ROYAL, INC.

Policy Type:                  Consultants Environmental Liability Policy
                              (Claims Made)

Insurer:                      American International Specialty Lines Insurance
                              Company

Policy Number:                8183745

Policy Term:                  January 23,1996 to January 1,1997

Premium:                      $55,226.94 (Includes $1,214.55 Surplus Lines Tax/
                              $32.39 Bureau Fee)

Limits of Liability:          $3,000,000 Each Claim
                              $3,000,000 Aggregate

Deductible:                   $50,000 Each Claim

Covered Professional
Services:                     Remedial investigations;
                              Feasibility studies;
                              Project management of site investigations and remedial activities;
                              Real estate audits;
                              Tank testing and maintenance;
                              Environmental site assessments (Phase I and 11);
                              Groundwater monitoring, sampling and analysis;
                              Site characterization reports;
                              Design of waste water and sewer systems;
                              Design of potable water systems;
                              Regulatory consulting;
                              Waste brokering;
                              Ecological, wet land and soil science services.

                              * (Retroactive Date - April 29,1991)

Insured Contractor
Operations:                   Groundwater and soil sampling;
                              Soil excavation and remediation;
                              Underground storage tank removal;
                              Tank testing;
                              Asbestos and lead sampling;
                              Potable water well drilling;







                              Installation and operation of groundwater and soil remediation systems.
                              * (Retroactive Date - January 23,1996)

Cancellation Notice:          Thirty days except in the event of nonpayment of
                              premium.

Named Insureds:               Front Royal Environmental Services, Inc.
                              Triangle Engineering, Inc.
                              Front Royal Environmental Trust Services, Inc.
                              Front Royal Engineering Services, Inc.

                                FRONT ROYAL, INC.

                              1996 Insurance Report

                     III. Premium Summary & Monthly Schedule

                                FRONT ROYAL, INC.

                              1996 Insurance Report
                                 Premium Summary



Policy Period          Policy Type                         Policy Period Premium
-------------          -----------                         ---------------------

1/1 /96-1 /1/97        Package                                $     7,209.00
1/1/96-1/1/97          Business Auto                                7,213.00
1/1/96-1/1/97          Workers' Compensation                       19,335.00
1/1/96-1/1/97          Umbrella                                     2,300.00
12130/95-12/30/96      Professional Liability                     150,000.00
11/30/95-12/30/96      Directors' & Officers'                      74,658.00
12/30/95-12/30/96      Fiduciary Liability                          5,000.00
11/30/95-11/30/96      Financial Institution Bond                   6,669.00
11/23/96-111/97        Consultants' Environmental                  53,980.00
11/29/95-11/29/96      Financial Resp. Bond - KY                      100.00
11/29/95-11129/96      Financial Resp. Bond - KY                      100.00
12/21/95-3/15/97       Surplus Lines Bond - VA                        250.00
2/26/96-3/15/97        Surplus Lines Bond - VA                        250.00
                                                              --------------

*Total Premiums                                               $   327,064.00

Taxes & Fees - Professional, D&O & Fiduciary                  $     5,328.07
Taxes & Fees - Consultants' Environmental                           1,246.94
                                                              --------------

*Total Taxes & Fees                                           $     6,575.01

*Total Premium Finance Charges                                      9,365.73
                                                              --------------
**Grand Total -         Premiums, Taxes & Fees and
                        Premium Finance Charges               $   343,004.74

                                FRONT ROYAL, INC.

                              1996 Insurance Report
                            Monthly Payment Schedule


 Month          AFCO                AICCO                               Totals
 -----          ----                -----               Misc.           ------
           (30th of Month)     (23rd of Month)          Bonds
           ---------------     ---------------          -----

11/95        $ 55,671.07               --           $    200.00      $ 55,871.07
12/95          25,547.06               --                250.00        25,797.06
1/96           25,547.06        $ 11,045.39                --          36,592.45
2/96           25,547.06           5,073.86              250.00        30,870.92
3/96           25,547.06           5,073.86                --          30,870.92

4/96           25,547.06           5,073.86                --          30,870.92
5/96           25,547.06           5,073.86                --          30,870.92
6/96           25,547.06           5,073.86                --          30,870.92
7/96           25,547.06           5,073.86                --          30,870.92
8/96           25,547.06           5,073.86                --          30,870.92
9/96                --             5,073.86                --           5,073.86
10/96               --             5,O73.86                --           5,O73.86
           ---------------------------------------------------------------------
Totals       $285,594.61        $ 56,710.13         $    700.00      $343,004.74


Premium Finance Notes:
----------------------

            Annual Percentage Rate              Annual Finance Charge
            ----------------------              ---------------------
                                                    (Incl. above)

AFCO                8.44                            $    7,882.54
AICCO               7.99                            $    1,483.19

Total                ---
                                                    -------------

                                                    $    9,365.73

"AFCO" includes:    Package
                    Business Automobile
                    Workers' Compensation
                    Umbrella
                    Financial Institution Bond
                    Professional, D&O & Fiduciary

"AICCO" includes:   Consultants' Environmental Liability

                           Hamilton Insurance Company
                            Disclosure Schedule 3.25
                                   at 11/30/96

                                                                                                      Authorized        Compensating
            Bank Name & Location                      Acct #               Account Type                 Signers           Balance
------------------------------------------------------------------------------------------------------------------------------------
  First Union National Bank-Richmond, VA         205-00000-226861           disbursement              see below (1)         none
  First Union National Bank-Richmond, VA         207-990000-18260            depository               see below (1)         none
  First Union National Bank-Richmond, VA           502-849-0405         securities custodial          see below (1)         none

  First Union National Bank-Richmond, VA           502-849-0423         securities custodial          see below (1)         none
  First Union National Bank-Richmond, VA           502-849-0414         securities custodial          see below (1)         none
First Union National Bank-Jacksonville, FL         405-621-4242         securities custodial          see below (2)         none
 Wachovia National Bank-Winston Salem, NC           58-49019-00         securities custodial          see below (3)         none
  Hibernia National Bank-New Orleans, LA               36638            securities custodial          see below (3)         none
 First National Bank of Boston-Boston, MA             8321877           securities custodial          see below (3)         none
    Wachovia National Bank-Columbia, SC              171000036          securities custodial          see below (4)         none
         Crestar Bank-Richmond, VA                     11444            securities custodial          see below (3)         none


     authorized signers (1)                  authorized signers (3)
     Adam Abram                              Edward Desch
     Gregg T. Davis                          Regulatory personnel
     John K. Latham
     Edward Desch                            authorized signers (4)
     Steven P. Earhart                       John K. Latham
     Douglas Wall                            Edward Desch
     Dale Pilkington                         Mary Allen Waller
                                             Regulatory personnel
     authorized signers (2)
     John K. Latham
     Edward Desch
     Douglas Wall
     Dale Pilkington
     Regulatory personnel

                                                                       Exhibit A


                   NON-COMPETE AND NON-SOLICITATION AGREEMENT
                                       OF
                          FRONT ROYAL INSURANCE COMPANY
                                       AND
                            COLONY INSURANCE COMPANY
                                       AND
                       ROCKWOOD CASUALTY INSURANCE COMPANY


     NON-COMPETE AND NON-SOLICITATION AGREEMENT, dated as of ______________________, between FORT WASHINGTON HOLDINGS, INC., a Pennsylvania corporation with its principal offices at 502 West Office, Center Drive, Fort Washington, Pennsylvania 19034 (the "Corporation"), FRONT ROYAL INSURANCE COMPANY, a Pennsylvania insurance corporation, with its principal offices at 9201 Forest Hill Avenue, Suite 200, Richmond, Virginia 23235 ("Front Royal"), COLONY INSURANCE COMPANY, a Virginia corporation, with its principal offices at 9201 Forest Hill Avenue, Suite 200, Richmond, Virginia 23235 ("Colony") and ROCKWOOD CASUALTY INSURANCE COMPANY, a Pennsylvania insurance corporation, with its principal offices at 654 Main Street, Rockwood, Pennsylvania 15557 ("Rockwood").

                              W I T N E S S E T H:

     WHEREAS, concurrently with the execution and delivery of this Agreement, and pursuant to the terms of the Option Agreement, dated as of December 31, 1996 (the "Hamilton Agreement"), among Colony, as seller, and the Corporation, as buyer, the Corporation purchased 1,500 shares of Common Stock, $1,000 par value per share, of Hamilton Insurance Company ("Hamilton"), which constitutes all of the issued and outstanding common stock of Hamilton; and

     WHEREAS, pursuant to the terms of a Stock Purchase Agreement, dated as of December 6, 1996 (the "Stock Purchase Agreement"), among PIC Insurance Group, Inc. and Trirock Limited Partnership, as sellers, and Front Royal, Inc. ("FRI"), as buyer, FRI purchased all of the issued and outstanding shares of capital stock of Rockwood; and

     WHEREAS, Colony is a wholly owned subsidiary of FRI; and

     WHEREAS, Front Royal is a wholly owned subsidiary of Colony; and

     WHEREAS, it is a condition to consummation of the Closing (as defined in the Hamilton Agreement) that this

Agreement be executed and delivered and in full force and effect; and

     WHEREAS, the Corporation wishes to be protected against competition from Front Royal, Colony and Rockwood in the business of writing or issuing private passenger automobile insurance ("Competitive Business").

     NOW, THEREFORE, in consideration of the payment of $1.00 and other good and valuable consideration to each of Front Royal, Colony and Rockwood and the mutual covenants and promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Term of the Agreement. The term of this Agreement shall commence on the date hereof and terminate on the date which is three years from the date of execution and delivery of the Hamilton Agreement (the "Term").

     2. Covenant Not to Compete. (a) Front Royal, Colony and Rockwood each covenants and agrees that (i) the Corporation will suffer substantial damage which will be difficult to compute if, after consummation of the Closing, Front Royal, Colony or Rockwood should engage in any Competitive Business and (ii) the provisions of this Paragraph 2 are reasonable and necessary for the protection of the Corporation.

     (b) During the Term of this Agreement, without the prior written consent of the Corporation, each of Front Royal, Colony and Rockwood shall not, in the States of Maryland or Virginia, directly or indirectly: (i) enter into the employ of or render any services to any person, firm, corporation, partnership, limited liability company or other entity or business engaged in any Competitive Business; or (ii) engage in any Competitive Business for its own account. Mere passive ownership of stock representing 5% or less of the capital stock of a publicly held company shall not be deemed a breach of this Paragraph 2.

     (c) If any provision of this Paragraph 2 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration or area, or all of them, and such modification or provisions shall then be applicable in such modified form.

     (d) If Front Royal, Colony or Rockwood commits a breach, or threatens to commit a breach, of any of the provisions of clause (b) above, the Corporation shall have the right and remedy, in addition to all other remedies at law and in equity: (i) to have the provisions of this Paragraph 2 specifically enforced by any court having equity jurisdiction; and (ii) to require such breaching party to account for and pay over to the Corporation all compensation, profits, monies, accruals, increments, or other benefits derived or received by such breaching party as the result of any transactions constituting a breach of any of the provisions of clause (b) above and Front Royal, Colony and Rockwood each hereby agree to account for and pay over such benefits to the Corporation.

     (e) Nothing in this Agreement shall be deemed in any way to apply, directly or indirectly, to any of the Affiliates (as defined in the Hamilton Agreement) of Front Royal, Colony or Rockwood, including any current or future Affiliates; provided, however, that each of Front Royal, Colony and Rockwood hereby agrees that neither it nor any of its Affiliates shall acquire, whether through the purchase of capital stock or assets, any entity the primary business of which is any Competitive Business in the States of Maryland or Virginia.

     3. Covenant Not to Solicit. (a) Front Royal, Colony and Rockwood each covenants and agrees that for the Term of this Agreement it shall not, directly or indirectly, solicit for its own account or for the account of another, or assist any other person in soliciting, for the purpose of placing private passenger automobile insurance or related insurance lines with an insurance company other than Hamilton, any of the agents or brokers who are identified on Exhibit A hereto. Nothing in this Paragraph 3 shall prohibit either Front Royal, Colony or Rockwood from soliciting any agents or brokers identified on Exhibit A for its own account or for the account of another, for the purpose of placing any line of insurance which is unrelated to private passenger automobile insurance.


     (b) Front Royal, Colony and Rockwood each further agree that, during the Term of this Agreement, it shall not, directly or indirectly, (i) solicit, entice, persuade or seek to induce any person who is or was an employee of, or consultant to, Hamilton on the date hereof or at any time during the Term of this Agreement or the six-month period prior to the date hereof, to terminate his or her employment or consultancy with Hamilton, or (ii) solicit, entice, persuade or seek to induce, for its own account or for the account of any other person, any person who is or was an employee or consultant of Hamilton on the date hereof or at any time during the term of this Agreement or the six-month period prior to the date hereof, for employment with any insurance company writing private passenger automobile or related lines of insurance, or (iii) approach any such employee or consultant for any of the foregoing purposes, or
(iv) authorize or assist in the taking of any such actions by any third party.

     4. General. (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the

Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely in Pennsylvania.

     (b) The article and section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     (c) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understanding, written or oral, relating to the subject matter hereof.

     (d) The Corporation may assign its rights, together with its obligations hereunder, in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event, the obligations of the Corporation hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

     (e) This Agreement may be amended, modified, superseded, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     (f) Any and all notices or other communications or deliveries required or permitted by this Agreement shall be in writing and shall be delivered personally, sent by a nationally recognized courier service or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the party at the address on the first page of this Agreement, or to such other address as a party may provide in accordance with this Section 4(f). Any notice or other communications or deliveries hereunder shall be deemed given and effective (i) upon receipt if delivered personally or by courier, or (ii) three days after mailing as provided above.

     IN WITNESS WHEREOF, the parties hereunder have caused this Agreement to be executed by their duly authorized representative on the date first above written.

                                        FRONT ROYAL INSURANCE COMPANY



                                        By:___________________________
                                           Name:
                                           Title:

                                        COLONY INSURANCE COMPANY



                                        By:___________________________
                                           Name:
                                           Title:

                                        ROCKWOOD CASUALTY INSURANCE COMPANY



                                        By:___________________________
                                           Name:
                                           Title:

                                        FORT WASHINGTON HOLDINGS, INC.



                                        By:___________________________
                                           Name:
                                           Title: